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                                                                      EXHIBIT B
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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MAY 23, 1995

                                     AMONG

                         INSITUFORM TECHNOLOGIES, INC.,

                             ITI ACQUISITION CORP.

                                      AND

                          INSITUFORM MID-AMERICA, INC.
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                               TABLE OF CONTENTS

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ARTICLE I      THE MERGER............................................................    1
     1.1       The Merger............................................................    1
     1.2       Effect of Merger......................................................    2
     1.3       Certificate of Incorporation and By-Laws..............................    2
     1.4       Effective Time of Merger..............................................    2
     1.5       IMA Directors and Officers............................................    2
     1.6       Taking of Necessary Action; Further Action............................    2
ARTICLE II     CONVERSION OF SHARES..................................................    3
     2.1       Acquisition Sub Common Stock..........................................    3
     2.2       IMA Common Stock......................................................    3
     2.3       Options to Purchase Shares of IMA Common Stock........................    3
     2.4       ITI Common Stock......................................................    4
ARTICLE III    DISSENTING SHARES; EXCHANGE OF CERTIFICATES...........................    4
     3.1       Dissenting Shares.....................................................    4
     3.2       Exchange of Shares....................................................    4
     3.3       Dividends and Other Distributions.....................................    5
     3.4       IMA Stock Transfer Ledger.............................................    6
     3.5       Termination of Exchange Agency........................................    6
ARTICLE IV     CLOSING...............................................................    6
     4.1       Time and Place of Closing.............................................    6
     4.2       Certificate of Merger.................................................    6
ARTICLE V      REPRESENTATIONS AND WARRANTIES OF IMA.................................    7
     5.1       Incorporation.........................................................    7
     5.2       Authorization.........................................................    7
     5.3       Conflicts.............................................................    7
     5.4       Capitalization........................................................    8
     5.5       Subsidiaries..........................................................    8
     5.6       Securities Filings....................................................    9
     5.7       Financial Statements..................................................    9
     5.8       Absence of Undisclosed Liabilities....................................   10
     5.9       Absence of Certain Changes............................................   11
     5.10      Pooling...............................................................   12
     5.11      Taxes.................................................................   12
     5.12      Title.................................................................   12
     5.13      Real Estate and Leases................................................   12
     5.14      Contractual and Other Obligations.....................................   13
     5.15      Compensation..........................................................   14
     5.16      Employee Benefit Plans................................................   14
     5.17      Labor Relations.......................................................   16
     5.18      Interests of Insiders.................................................   16
     5.19      Insurance.............................................................   16
     5.20      Intellectual Property.................................................   16
     5.21      Disputes and Litigation...............................................   17
     5.22      Licenses; Franchises; Rights..........................................   17
     5.23      Brokers and Finders...................................................   18
ARTICLE VI     REPRESENTATIONS AND WARRANTIES
               OF ITI AND ACQUISITION SUB............................................   18
     6.1       Incorporation.........................................................   18
     6.2       Authorization.........................................................   18
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     6.3       Conflicts.............................................................   19
     6.4       Capitalization........................................................   19
     6.5       Securities Filings....................................................   19
     6.6       Financial Statements..................................................   20
     6.7       Absence of Undisclosed Liabilities....................................   20
     6.8       Absence of Certain Changes............................................   20
     6.9       Pooling...............................................................   20
     6.10      Interests of Insiders.................................................   21
     6.11      Disputes and Litigation...............................................   21
     6.12      Brokers or Finders....................................................   21
ARTICLE VII    CERTAIN COVENANTS.....................................................   21
     7.1       IMA Stockholders' Meeting.............................................   21
     7.2       ITI Stockholders' Meeting.............................................   21
     7.3       ITI Board of Directors................................................   22
     7.4       ITI Officers..........................................................   22
     7.5       Registration Statement; Proxy Statement...............................   22
     7.6       HSR Act; Other Governmental and Judicial Filings......................   23
     7.7       Conduct of Business of IMA............................................   23
     7.8       IMA Capitalization....................................................   25
     7.9       Interim Financial Statements; Audited Enviroq Statements..............   26
     7.10      Conduct of Business of ITI; ITI Capitalization........................   26
     7.11      Due Diligence; SEC Filings............................................   27
     7.12      Notification of Certain Matters.......................................   28
     7.13      Accounting and Tax Treatment..........................................   28
     7.14      Forbearance...........................................................   28
     7.15      Restructuring Transactions............................................   29
     7.16      Indemnification.......................................................   29
     7.17      Registration Rights...................................................   29
     7.18      Additional Agreements.................................................   30
ARTICLE VIII   PUBLICITY.............................................................   30
     8.1       Publicity.............................................................   30
ARTICLE IX     CONDITIONS TO OBLIGATIONS OF EACH PARTY...............................   31
     9.1       Hart-Scott-Rodino Antitrust Improvements Act..........................   31
     9.2       Merger Approval.......................................................   31
     9.3       Amendments to ITI's Certificate of Incorporation......................   31
     9.4       Amendments to ITI's By-Laws...........................................   31
     9.5       Effectiveness of Registration Statement...............................   31
     9.6       Pooling-of-Interests..................................................   31
     9.7       Conversion of IMA Class B Common Stock................................   31
     9.8       No Prohibition on Consummation........................................   31
     9.9       Tax Opinion...........................................................   32
     9.10      ITI Board; Officers...................................................   32
ARTICLE X      CONDITIONS TO OBLIGATIONS OF IMA......................................   32
   10.1        Opinion of Counsel for ITI and Acquisition Sub........................   32
   10.2        Representations; Warranties; Covenants................................   32
   10.3        Certified Resolutions.................................................   32
   10.4        Kalishman and Affholder Agreements....................................   32
   10.5        Fairness Opinion......................................................   33
   10.6        Letter of ITI's Accountants...........................................   33
   10.7        Director Indemnification Agreements...................................   33
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   10.8        Litigation............................................................   33
   10.9        Other Certificates....................................................   33
ARTICLE XI     CONDITIONS TO OBLIGATIONS OF ITI AND ACQUISITION SUB..................   33
   11.1        Opinion of Counsel for IMA............................................   33
   11.2        Representations; Warranties; Covenants................................   33
   11.3        Certified Resolutions; Capitalization.................................   34
   11.4        Affiliate Undertakings................................................   34
   11.5        Kalishman and Affholder Agreements....................................   34
   11.6        Dissenters' Rights....................................................   34
   11.7        Third Party Consents..................................................   34
   11.8        Resignations..........................................................   35
   11.9        Fairness Opinion......................................................   35
   11.10       Letter of Accountants for IMA and Enviroq.............................   35
   11.11       A-Y-K-E Equipment.....................................................   35
   11.12       Litigation............................................................   35
   11.13       Other Certificates....................................................   35
ARTICLE XII    TERMINATION...........................................................   35
   12.1        Termination...........................................................   35
   12.2        Effect of Termination.................................................   36
ARTICLE XIII   MISCELLANEOUS.........................................................   36
   13.1        Notices...............................................................   36
   13.2        Survival of Representations...........................................   37
   13.3        Cooperation Agreement.................................................   37
   13.4        Entire Agreement......................................................   37
   13.5        Modification..........................................................   37
   13.6        Further Action........................................................   37
   13.7        Expenses..............................................................   38
   13.8        Governing Law.........................................................   38
   13.9        Captions..............................................................   38
   13.10       Accounting Terms......................................................   38
   13.11       Specific Performance..................................................   38
   13.12       Assignment............................................................   38
   13.13       No Third Party Beneficiary............................................   38
   13.14       Partial Invalidity....................................................   38
   13.15       Counterparts..........................................................   38
Schedule 5.3   --  IMA Third Party Consents
Schedule 5.5   --  Subsidiaries
Schedule 5.8   --  Certain IMA Liabilities
Schedule 5.9   --  Certain IMA Changes since December 31, 1994
Schedule 5.11  --  Tax Deficiencies
Schedule 5.12  --  Exceptions to Title
Schedule 5.13  --  Real Estate
Schedule 5.14  --  Certain Contracts and Agreements
Schedule 5.15  --  Key Employees
Schedule 5.16  --  Employee Benefit Plans
Schedule 5.18  --  IMA Related Party Transactions
Schedule 5.19  --  Insurance and Bonding Arrangements
Schedule 5.20  --  Intellectual Property
Schedule 5.21  --  IMA Litigation
Schedule 5.22  --  State Contractor Permits
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Schedule 6.3   --  ITI Third Party Consents
Schedule 6.4   --  ITI Stock Commitments
Schedule 6.7   --  Certain ITI Liabilities
Schedule 6.8   --  Certain ITI Changes since December 31, 1994
Schedule 6.10  --  ITI Related Party Transactions
Schedule 6.11  --  ITI Litigation
Schedule 7.7   --  Conduct of IMA Business
Schedule 7.8   --  IMA Dividends
Schedule 7.10  --  Conduct of ITI Business
Exhibit A      --  Agreement of Merger
Exhibit B      --  Pooling Letter
Exhibit C-1    --  KPMG Peat Marwick Comfort Letter
Exhibit C-2    --  Deloitte & Touche Comfort Letter
Exhibit D      --  BDO Seidman Comfort Letter
Exhibit E      --  Amendments to ITI Certificate of Incorporation
Exhibit F      --  Amendments to ITI By-Laws
Exhibit G      --  Conversion Letter
Exhibit H      --  Opinion of Messrs. Krugman, Chapnick & Grimshaw
Exhibit I      --  Opinion of Messrs. Thompson & Mitchell
Exhibit J      --  Rule 145 Letter
Exhibit K      --  Affholder Agreement
Exhibit L      --  Kalishman Agreements

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

                             INDEX OF DEFINED TERMS

Acquisition Sub.........................................................  Recitals
Acquisition Sub Common Stock............................................  Recitals
Affiliate Agreement.....................................................  Section 11.4
Agreement...............................................................  Recitals
Benefit Plans...........................................................  Section 5.16
business day............................................................  Section 4.1
Certificate of Merger...................................................  Section 1.4
Class I Directors.......................................................  Section 7.3
Class II Directors......................................................  Section 7.3
Class III Directors.....................................................  Section 7.3
Closing.................................................................  Section 4.1
Closing Date............................................................  Section 4.1
Code....................................................................  Section 2.3
Confidentiality Agreement...............................................  Section 7.11(c)
Constituent Corporations................................................  Recitals
Cooperation Agreement...................................................  Section 13.3
Defined Benefit Plans...................................................  Section 5.15
Demand Registration.....................................................  Section 7.17(b)
Dissenting Shares.......................................................  Section 3.1(a)
Effective Time..........................................................  Section 1.4
ERISA...................................................................  Section 5.15
Environmental Laws......................................................  Section 5.22(c)
Enviroq.................................................................  Section 5.6
Enviroq Audited Financial Statements....................................  Section 5.7(b)
Enviroq Form 10-K.......................................................  Section 5.6
Enviroq Form 10-Q.......................................................  Section 5.6
Enviroq Interim Financial Statements....................................  Section 5.7(d)
Enviroq Pro Forma Financial Statements..................................  Section 5.7(e)
Enviroq Proxy Statement.................................................  Section 5.6
Exchange Act............................................................  Section 5.3
Exchange Agent..........................................................  Section 3.2(a)
GCL.....................................................................  Section 1.1
Group...................................................................  Section 7.3
HSR Act.................................................................  Section 5.3
IGL Group...............................................................  Section 7.3
IMA.....................................................................  Recitals
IMA Agreements..........................................................  Section 5.14(a)
IMA Audited Financial Statements........................................  Section 5.7(a)
IMA Financial Statements................................................  Section 5.7(c)
IMA Group...............................................................  Section 7.3
IMA Interim Financial Statements........................................  Section 5.7(c)
IMA's business or condition.............................................  Section 5.4
IMA Preferred Stock.....................................................  Recitals
IMA Convertible Preferred Stock.........................................  Recitals
IMA Class A Convertible Preferred Stock.................................  Recitals
IMA Class A Common Stock................................................  Recitals
IMA Class B Common Stock................................................  Recitals
IMA Common Stock........................................................  Recitals

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
IMA Form 10-K...........................................................  Section 5.6
IMA Form 10-Q...........................................................  Section 5.6
IMA Option Plan.........................................................  Section 2.3(a)
IMA Options.............................................................  Section 2.3(a)
IMA SEC Documents.......................................................  Section 5.6
INA Group...............................................................  Section 7.3
Incidental Registration.................................................  Section 7.17(b)(ii)
Insider.................................................................  Section 5.14(a)
Insituform Process......................................................  Section 5.19
Intellectual Property...................................................  Section 5.20
ITI.....................................................................  Recitals
ITI Audited Financial Statements........................................  Section 6.6(a)
ITI Interim Financial Statements........................................  Section 6.6(b)
ITI Form 10-K...........................................................  Section 6.5
ITI Form 10-Q...........................................................  Section 6.5
ITI Common Stock........................................................  Section 2.2(a)
ITI Preferred Stock.....................................................  Section 6.4
ITI SEC Documents.......................................................  Section 6.5
Joint Proxy Statement...................................................  Section 7.5(b)
Lien....................................................................  Section 5.9
Material Adverse Effect.................................................  Section 5.1(b)
Merger..................................................................  Recitals
Multiemployer Plans.....................................................  Section 5.16
NuPipe Process..........................................................  Section 5.20
PBGC....................................................................  Section 5.16
Plan of Merger..........................................................  Section 4.1
Prior Registration Rights Agreement.....................................  Section 7.17(b)
Registrable Securities..................................................  Section 7.17(b)(i)
Registration Rights Agreement...........................................  Section 7.17(a)
Registration Statement..................................................  Section 7.5(a)
Removal Pleadings.......................................................  Section 13.3
Stockholder.............................................................  Section 7.17(a)
Subsidiary..............................................................  Section 5.1(b)
Subsidiary..............................................................  Section 5.5
SEC.....................................................................  Section 2.3(c)
Securities Act..........................................................  Section 3.2(c)
Surviving Corporation...................................................  Section 1.1
Term....................................................................  Section 7.3

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

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of this 23rd day of May, 1995 (hereinafter referred to as this "Agreement"), by and among INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "ITI"), ITI ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of ITI (hereinafter referred to as "Acquisition Sub"), and INSITUFORM MID-AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "IMA"; and, together with Acquisition Sub, as the "Constituent Corporations").

                                  WITNESSETH:

     WHEREAS, IMA, together with its Subsidiaries (as hereinafter defined), is primarily engaged in the application of trenchless and other technologies to the rehabilitation, construction and improvement of pipeline systems, and is a licensee of the Insituform(R) Process (as more particularly hereinafter described, the "Insituform Process") and the NuPipe(R) Process (as more particularly hereinafter described, the "NuPipe Process"), in those states and other territories covered by license agreements extended by, respectively, Insituform North America Corp. and NuPipe, Inc., both wholly-owned subsidiaries of ITI; and

     WHEREAS, IMA, pursuant to its certificate of incorporation (filed in the office of the Secretary of State of the State of Delaware on December 22, 1983, as subsequently amended on, respectively, January 6 and February 8, 1984, November 6, 1985 and December 10, 1986), has an authorized capital stock consisting of: 500,000 shares of preferred stock, $.01 par value (hereinafter referred to as the "IMA Preferred Stock"), none of which are presently issued and outstanding; 10,000 shares of convertible preferred stock, $100 par value (hereinafter referred to as the "IMA Convertible Preferred Stock"), none of which are presently issued and outstanding; 500 shares of class A convertible preferred stock, $1,000 par value (hereinafter referred to as the "IMA Class A Convertible Preferred Stock"), none of which are presently issued and outstanding; 13,000,000 shares of class A common stock, $.01 par value (hereinafter referred to as the "IMA Class A Common Stock"), of which 8,282,676 shares are presently issued and outstanding, and 6,000,000 shares of class B common stock, $.01 par value (hereinafter referred to as the "IMA Class B Common Stock", and together with the IMA Class A Common Stock, the "IMA Common Stock"), of which 2,472,985 shares are presently issued and outstanding; and

     WHEREAS, Acquisition Sub has been duly organized as a corporation under the laws of the State of Delaware, and, pursuant to its certificate of incorporation (filed in the office of the Secretary of State of the State of Delaware on March 16, 1995), has an authorized capital stock consisting of 10,000 shares of common stock, $.01 par value (hereinafter referred to as the "Acquisition Sub Common Stock"), of which 1,000 shares are issued and outstanding and held by ITI; and

     WHEREAS, the respective Boards of Directors of the Constituent Corporations, and of ITI, deem it advisable and in the best interests of such corporations and their stockholders, respectively, that Acquisition Sub be merged into and with IMA (hereinafter referred to as the "Merger"), in accordance with the terms and conditions hereinafter set forth, so that IMA shall become a subsidiary of ITI;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger.

     At the Effective Time (as hereinafter defined), in accordance with this Agreement and the Delaware General Corporation Law (hereinafter referred to as the "GCL"), Acquisition Sub shall be merged into and with IMA, the separate corporate existence of Acquisition Sub shall cease and IMA shall continue as the surviving corporation, governed by the laws of the State of Delaware, under the corporate name it possesses immediately prior to the Effective Time. IMA, from and after the Effective Time, is hereinafter sometimes referred to as the "Surviving Corporation".

     1.2  Effect of Merger.

        (a) At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, as well as of a public as of a private nature, of the Constituent Corporations. All of the rights, privileges, immunities and franchises, and all property, real and personal, and all debts due on whatever account to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all of the property, rights, privileges, immunities, powers, franchises and all and every other interest of each of the Constituent Corporations thereafter shall be vested as effectively and fully in the Surviving Corporation as they were in each of the Constituent Corporations.

        (b) The Surviving Corporation shall be responsible and liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations; provided, however, that the liabilities, obligations and penalties of the Constituent Corporations shall not be affected by the Merger, and that the rights of the creditors of the Constituent Corporations, or any liens upon the property of the Constituent Corporations shall not be impaired by the Merger, and any claim existing or action or proceeding, civil or criminal, pending by or against the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in the place of the Constituent Corporations.

     1.3  Certificate of Incorporation and By-Laws.

     The certificate of incorporation and by-laws of IMA, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation and by-laws until changed as provided therein and under the laws of the State of Delaware. The first annual meeting of the stockholders of the Surviving Corporation held after the Effective Time shall be the next annual meeting of stockholders provided for in the by-laws of IMA.

     1.4  Effective Time of Merger.

     The Merger shall become effective at the time of filing of a certificate of merger with respect to the Merger (hereinafter referred to as the "Certificate of Merger") in the office of the Secretary of State of the State of Delaware, as required by the GCL. Such time is herein referred to as the "Effective Time".

     1.5  IMA Directors and Officers.

     At the Effective Time and until their successors have been duly elected and have qualified, the Board of Directors of the Surviving Corporation shall consist of three members, and the members of the Board of Directors of Acquisition Sub shall become the directors of the Surviving Corporation; and at the Effective Time and until their successors have been duly elected and have qualified, the officers of Acquisition Sub shall become the officers of the Surviving Corporation.

     1.6  Taking of Necessary Action; Further Action.

     IMA, ITI and Acquisition Sub, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all assets, rights, privileges, powers, immunities, purposes and franchises of either of the Constituent Corporations, the officers and directors of such corporation shall take all such lawful and necessary action.

                                   ARTICLE II

                              CONVERSION OF SHARES

     The manner and basis of converting in the Merger the outstanding shares of IMA Common Stock and Acquisition Sub Common Stock into shares of the capital stock of the Surviving Corporation are as follows:

     2.1  Acquisition Sub Common Stock.

     Each share of the 1,000 shares of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent the right to receive one share of the class A common stock, $.01 par value, of the Surviving Corporation.

     2.2  IMA Common Stock.

        (a) Each share of IMA Class A Common Stock issued and outstanding immediately prior to the Effective Time (including, without limitation, all shares of IMA Class A Common Stock issued upon conversion of the IMA Class B Common Stock as hereinafter provided, but other than Dissenting Shares [as defined and to the extent provided in Section 3.1 hereof], if any), shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent the right to receive 1.15 shares of the class A common stock, $.01 par value (hereinafter referred to as the "ITI Common Stock"), of ITI.

        (b) Solely to avoid the expense and inconvenience to ITI and Acquisition Sub, and not as separately bargained for consideration, no fractional shares of ITI Common Stock shall be issued in the Merger and no dividend, stock split or interest shall relate to any such fractional shares, and such fractional shares shall not entitle the owner thereof to any rights of a security holder. In lieu of issuing certificates for fractional shares of ITI Common Stock, the Exchange Agent (as hereinafter defined) shall, on behalf of all holders of such fractional shares, on or before the tenth day following the Effective Time, aggregate all such fractional shares and sell the resulting shares of ITI Common Stock for the accounts of holders of such respective fractional shares, and such holders shall thereafter be entitled to receive on a pro rata basis the net proceeds of the sale thereof, without interest thereon, upon the surrender of all of such holder's certificates for exchange pursuant to Section 3.2 hereof.

     2.3  Options to Purchase Shares of IMA Common Stock.

        (a) All options (hereinafter referred to as the "IMA Options") to acquire IMA Class A Common Stock outstanding, whether or not exercisable at the Effective Time, under the Insituform Mid-America, Inc. Stock Option Plan (hereinafter referred to as the "IMA Option Plan"), shall remain outstanding following the Effective Time. At the Effective Time, the IMA Options shall, by virtue of the Merger and without any further action on the part of IMA or the holder thereof, be assumed by ITI in such manner that ITI: (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the United States Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"); or (ii) to the extent that Section 424 of the Code does not apply to any such IMA Options, would be such a corporation were Section 424 of the Code applicable to such IMA Options. From and after the Effective Time, all references to IMA in the IMA Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to ITI, except that each reference to the name of such plan therein (or any predecessor thereof) shall be deemed a reference to the "Insituform Mid-America, Inc. Stock Option Plan", and provided that each reference to the "Stock Option Committee" or "Committee" therein shall be deemed a reference to ITI's Compensation Committee. Each IMA Option assumed by ITI shall be exercisable upon the same terms and conditions as under the IMA Stock Option Plan and the applicable option agreement issued thereunder, except that:

               (A) each such IMA Option shall be exercisable for that whole number of shares of ITI Common Stock (rounded to the nearest whole share) into which the number of shares of IMA Class A Common Stock subject to such IMA Option immediately prior to the Effective Time would be convertible under Section 2.2 hereof if such shares were outstanding at the Effective Time; and

               (B) the option price per share of ITI Class A Common Stock shall be an amount equal to the quotient obtained by dividing (x) the product obtained by multiplying the exercise price per share of IMA Class A Common Stock subject to such IMA Option in effect immediately prior to the Effective Time by the number of shares of IMA Class A Common Stock subject to such option immediately prior to the Effective Time, by (y) the number of shares of ITI Common Stock covered by the option as so assumed (the option price as so determined being rounded upward to the nearest full cent).

No payment or adjustment shall be made for fractional shares which otherwise would be issuable upon exercise of any IMA Option assumed as aforesaid.

        (b) The assumption of IMA Options pursuant hereto shall not confer on any holder thereof any additional benefits which such holder did not have immediately prior to the Effective Time, result in any acceleration of any vesting or exercise schedule for any IMA Option, or release any holder of any IMA Option of any obligations or restrictions applicable to his option or the shares obtainable upon exercise of such option. At the Effective Time, the IMA Option Plan shall, by virtue of the Merger and without any further action on the part of IMA, be deemed terminated, except for the rights of the holders of outstanding IMA Options subject to the terms and provisions hereinbefore set forth, and no further options shall be granted thereunder.

        (c) As soon as practicable following the Effective Time, ITI shall prepare and file with the Securities and Exchange Commission (hereinafter referred to as the "SEC"), a registration statement on Form S-8 under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act"), with respect to the shares of ITI Common Stock deliverable by ITI upon exercise of the IMA Options, as so assumed.

     2.4  ITI Common Stock.

     The Merger shall effect no change in any shares of ITI Common Stock issued by ITI prior to the Effective Time.

                                  ARTICLE III

                               DISSENTING SHARES;
                            EXCHANGE OF CERTIFICATES

     3.1  Dissenting Shares.

     Notwithstanding anything in this Agreement to the contrary, shares of IMA Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger and, if entitled to elect to demand the appraisal of such shares pursuant to Section 262 of the GCL, shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in said Section 262 (herein referred to as "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Article II of this Agreement,unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the GCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of IMA Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration therefor specified under Article II hereof, without any interest thereon.

     3.2  Exchange of Shares.

        (a) Prior to the Effective Time, Acquisition Sub shall designate American Stock Transfer & Trust Company, or, at its election, a bank or trust company or similar entity, reasonably satisfactory to IMA, which is authorized to exercise corporate trust or stock powers, to act as the exchange agent (hereinafter referred to as the "Exchange Agent") in the Merger. Promptly after the Effective Time, ITI shall cause the delivery to the Exchange Agent of certificates evidencing the shares of ITI Common Stock contemplated to be issued by Section 2.2 hereof.

        (b) As soon as practicable after the Effective Time, but in no event later than 15 business days after the Effective Time, the Exchange Agent shall send a notice and transmittal form to each holder of a certificate theretofore evidencing shares of IMA Common Stock, advising such holders of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of ITI) such record holder's certificate(s) evidencing IMA Common Stock for exchange for certificates evidencing shares of ITI Common Stock. Each holder of a certificate theretofore evidencing shares of IMA Common Stock, upon surrender of the same to the Exchange Agent in accordance with such transmittal form, shall be entitled to receive, in exchange for such certificate, a certificate evidencing the number of full shares of ITI Common Stock for which the shares of IMA Common Stock theretofore represented by the certificate so surrendered shall have been exchanged pursuant to Section 2.2 hereof and the cash in lieu of fractional shares hereinabove contemplated, and the certificate so surrendered shall forthwith be cancelled.

        (c) If any certificate evidencing shares of ITI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, or if any payment of cash is to be made to a person other than the person in whose name such certificate is registered, it shall be a condition of the issuance thereof or such payment, as the case may be, that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of ITI Common Stock in any name other than that of, and payment of cash to a person other than, the registered holder of the certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such transfer or other taxes have been paid or are not applicable. Certificates representing shares of ITI Common Stock issued to IMA "affiliates", within the meaning of Rule 145 under the Securities Act, shall bear the legend referred to in Paragraph (a)(ii) of Section 11.4 hereof.

        (d) In the event any certificate representing any shares of IMA Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the consideration payable in exchange therefor pursuant to
Article II. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     3.3  Dividends and Other Distributions.

     No dividends or other distributions to holders of ITI Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of outstanding certificates formerly representing shares of IMA Common Stock until such certificates are so surrendered. Subject to the effect, if any, of applicable law upon surrender of certificates evidencing shares of IMA Common Stock, there shall be paid to the record holders of ITI Common Stock issued in exchange therefor (i) the amount of dividends or other distributions with a record date for payment after the Effective Time that have theretofore been paid with respect to full shares of ITI Common Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to the payment of such dividends or other distributions on surrender of outstanding certificates. Notwithstanding the foregoing, neither ITI, Acquisition Sub, the Exchange Agent nor any other party hereto shall be responsible or liable to any holder of shares of IMA Common Stock for any ITI Common Stock, or dividends or distributions thereon or cash, including cash in lieu of fractional share interests, delivered to any public official pursuant to applicable escheat laws.

     3.4  IMA Stock Transfer Ledger.

     At the Effective Time, it shall be deemed that the stock transfer books of IMA are closed, and no transfer of IMA Common Stock on the books of IMA shall thereafter be made or consummated. Until surrendered and exchanged in accordance with the provisions of Section 3.2 hereof, the outstanding certificates evidencing shares of IMA Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, be deemed for all corporate purposes to evidence the right to receive the number of shares of ITI Common Stock, together with cash in lieu of fractional shares, into which the shares of IMA Common Stock theretofore evidenced by such certificate or certificates shall have been so converted, together with any dividends or other distributions thereon pursuant to Section 3.3 hereof, as though such surrender and exchange had taken place.

     3.5  Termination of Exchange Agency.

     Any portion of the shares of ITI Common Stock or cash in lieu of fractional shares, which remains undistributed to the holders of IMA Common Stock for one year after the Effective Time shall be delivered to ITI, upon demand, and any holders of IMA Common Stock who have not theretofore complied with this Article III shall thereafter look only to ITI for the shares of ITI Common Stock, any cash in lieu of fractional shares of ITI Common Stock to which they are entitled pursuant to Paragraph (b) of Section 2.2 hereof and any dividends or other distributions with respect to ITI Common Stock to which they are entitled pursuant to Section 3.3. Any portion of such remaining shares or cash unclaimed by holders of IMA Common Stock as of a date which is immediately prior to such time as such shares or amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of ITI free and clear of any claims or interest of any person previously entitled thereto.

                                   ARTICLE IV

                                    CLOSING

     4.1  Time and Place of Closing.

     IMA, ITI and Acquisition Sub shall regularly communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations under this Agreement of the parties hereto. The exchange of certificates, opinions and other documents contemplated by this Agreement (hereinafter referred to as the "Closing") shall be held at the offices of Messrs. Krugman, Chapnick & Grimshaw, Park 80 West-Plaza Two, Saddle Brook, New Jersey 07663, at 10:00 A.M., local time, at such time and date (hereinafter referred to as the "Closing Date") as the parties may determine, such date to fall within ten business days after the satisfaction or waiver of the last of the conditions set forth in Articles IX, X and XI hereof to be satisfied or waived (other than conditions with respect to actions the parties shall take at the Closing), and provided that ITI may delay the Closing for up to 15 business days after the date on which the Closing would otherwise occur as aforesaid in order to effectuate the restructurings contemplated by Section 7.15 hereof, or such other time and date as may be agreed upon by the parties hereto. For purposes of this Agreement, "business day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York.

     4.2  Certificate of Merger.

     In the event that, at or prior to the Closing, none of the parties has exercised any right it may have to terminate this Agreement, and no condition to the obligations of the parties exists that is not waived, the parties shall, on the Closing Date, execute the agreement of merger, in the form attached hereto as Exhibit A (hereinafter referred to as the "Plan of Merger"), appropriately completed, and, as soon thereafter as is practicable cause an appropriate Certificate of Merger to be executed by the Constituent Corporations and filed with the Secretary of State of the State of Delaware in accordance with the GCL.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF IMA

     IMA represents, warrants and covenants that:

     5.1  Incorporation.

        (a) IMA is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to conduct its business as currently conducted, to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement, and to consummate the Merger. IMA is in good standing in each other jurisdiction wherein the failure so to qualify, individually or in the aggregate, would have a Material Adverse Effect (as hereinafter defined). The copies of IMA's certificate of incorporation and by-laws, each as currently in effect, which have been delivered to ITI and Acquisition Sub by IMA are complete and correct.

        (b) For purposes of this Agreement:

               (i) "Material Adverse Effect" with respect to a party shall mean any change in, or effect on such party or any subsidiary thereof (as hereinafter defined) which is, or with reasonable probability might be, materially adverse to the business, properties, operations, income, assets, prospects or condition, financial or otherwise of such party and its subsidiaries, taken as a whole; and the term "Material Adverse Effect" used without a specific reference to a party shall mean a Material Adverse Effect with respect to IMA and its Subsidiaries, taken as a whole; and

               (ii) each reference to a "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     5.2  Authorization.

     The execution and delivery of this Agreement, the performance by IMA of its covenants and agreements hereunder and the consummation by IMA of the transactions contemplated hereby have been duly authorized by all necessary corporate action of IMA, other than the approval of the holders of IMA Common Stock contemplated under Section 7.1 hereof. When executed and delivered by IMA, this Agreement shall constitute the valid and legally binding obligation of IMA, enforceable against IMA in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     5.3  Conflicts.

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of IMA's certificate of incorporation or by-laws, as currently in effect, or, subject to approval of this Agreement by the holders of IMA Common Stock as contemplated under Section 7.1 hereof and compliance with the regulatory requirements hereinafter specified in this Section 5.3, any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon IMA or any of its Subsidiaries or, except as set forth on Schedule 5.3(A) attached hereto and other than any such conflicts, breaches, creation, imposition or termination which would not have a Material Adverse Effect, conflict with or result in any breach of any of the terms of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to, or create any cause for termination under, the terms of any contract or agreement to which IMA or any Subsidiary is a party or by which IMA or any Subsidiary or any of their respective properties or assets is bound. Other than the approval of this Agreement by the holders of IMA Common Stock contemplated under Section 7.1 hereof and except for compliance with the requirements of the federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (hereinafter referred to as the "HSR Act"), the Securities Act, with respect to the Registration Statement (as hereinafter defined), the securities or blue sky laws of the various states, the federal Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act"), with respect to the Joint Proxy Statement (as hereinafter defined), and except as set forth on Schedule 5.3(A) and (C) and any such consents, approvals, authorizations, filings or registrations with or notices to any such person or entity other than any governmental agency or instrumentality the failure to effectuate which would not have a Material Adverse Effect, no consents, approvals or authorizations, or registrations with any governmental agency or authority or any other person or entity and, except as set forth on Schedule 5.3(B), filings with or notices to any such person or entity, are required in connection with the execution and delivery of this Agreement by IMA or the consummation by IMA of the transactions contemplated hereby.

     5.4  Capitalization.

     The authorized capital stock of IMA consists of 500,000 shares of IMA Preferred Stock, none of which are issued and outstanding, 10,000 shares of IMA Convertible Preferred Stock, none of which are issued and outstanding, 500 shares of IMA Class A Convertible Preferred Stock, none of which are issued and outstanding on the date hereof, 13,000,000 shares of IMA Class A Common Stock, of which 8,282,676 shares are issued and outstanding, and 6,000,000 shares of IMA Class B Common Stock, of which 2,472,985 shares are issued and outstanding on the date hereof. No shares of any class or series of the capital stock of IMA are held as treasury stock. All of the outstanding shares of IMA Common Stock are, and all outstanding shares of IMA Class A Common Stock issuable upon exercise of IMA Options will be, duly authorized, validly issued and fully paid and non-assessable, issued without violation of the preemptive rights of any person. There are no subscriptions, warrants, options, calls, commitments by or agreements to which IMA is bound relating to the issuance, conversion, or purchase of any shares of IMA Common Stock, or any other capital stock of IMA, except for the IMA Options granted by IMA pursuant to the IMA Option Plan, covering an aggregate of 365,040 shares of IMA Class A Common Stock on the date hereof, and except for this Agreement. IMA has delivered to ITI and Acquisition Sub true and complete copies of each form of certificate or agreement evidencing options granted and outstanding under the IMA Option Plan. IMA is not a party to any agreement or arrangement relating to the voting or control of any of its capital stock, or obligating IMA, directly or indirectly, to sell any assets in a transaction which is not in the ordinary course or which is otherwise material to the businesses, financial condition, results of operations or prospects of IMA and its Subsidiaries, taken as a whole (hereinafter referred to as "IMA's business or condition"), except for this Agreement. IMA has no currently outstanding obligations to register any securities under the Securities Act, under any arrangements that would require any such registration as a result of this agreement or the transactions contemplated hereby or under any arrangements that would permit any party to such arrangements other than IMA to require IMA to file a registration statement under the Securities Act.

     5.5  Subsidiaries.

     Schedule 5.5(1), (2) and (3) annexed hereto sets forth the name of each corporation, partnership, joint venture, business trust or other legal entity in which IMA, directly or indirectly, beneficially or legally owns or holds any capital stock or other proprietary interest (herein referred to, individually, as a "Subsidiary" and, collectively, as the "Subsidiaries"), the jurisdiction of its incorporation or formation, and IMA's direct or indirect ownership thereof. Neither IMA nor any Subsidiary, directly or indirectly, beneficially or legally owns or holds any capital stock of ITI. Each corporate Subsidiary is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease and to perform all its obligations under the agreements to which it is a party and to conduct such Subsidiary's business. Each Subsidiary consisting of a joint venture, partnership, or limited liability partnership is duly organized, validly existing and, in the case of any limited liability partnership, in good standing as such entity under the laws of the jurisdiction of its formation, and has full partnership authority to own or hold under lease the assets or properties which it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party and to conduct such Subsidiary's business. Each Subsidiary is in good standing in each other jurisdiction wherein the failure so to qualify would, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of the capital stock of each Subsidiary are so owned and are duly authorized and validly issued, fully paid and non-assessable, issued without violation of the preemptive rights of any person, and, except as identified on
Schedule 5.5(4), are owned free and clear of any mortgages, deeds of trust, pledges, liens, security interests or any charges or encumbrances of any nature. Except as set forth in Schedule 5.5(5), no shares of capital stock or other proprietary interest of any Subsidiary is subject to any option, call, commitment or other agreement of any nature, and there are no subscriptions, warrants, options, calls, commitments by or agreements to which IMA or any Subsidiary is bound relating to the issuance or purchase of any shares of capital stock of any Subsidiary. Except for partnership and joint venture arrangements as set forth on Schedule 5.5(2) and (3), neither IMA nor any Subsidiary is party to any agreement or arrangement relating to the voting or control of any capital stock of any Subsidiary, or obligating IMA or any Subsidiary to sell any assets of any Subsidiary in a transaction which is not in the ordinary course or which is otherwise material to IMA's business or condition. The copies of the certificates of incorporation and by-laws, or other instruments of formation, as currently in effect, of each such Subsidiary, which have been delivered or made available to ITI by IMA are complete and correct.

     5.6  Securities Filings.

     IMA and each Subsidiary have made all filings with the SEC that it has been required to make under the Securities Act, and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder. IMA has provided to ITI and Acquisition Sub complete and correct copies of all reports, registration statements, final prospectuses, definitive proxy statements and other filings made by IMA or any Subsidiary with the SEC, including all exhibits to such filings, since October 1, 1989 (all such documents that have been filed with the SEC, as amended, hereinafter referred to as the "IMA SEC Documents"), including, without limitation, IMA's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, as filed with the SEC on January 3, 1995 (together with all documents incorporated therein by reference, hereinafter referred to as the "IMA Form 10-K"), and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, as filed with the SEC on May 15, 1995 (hereinafter referred to as the "IMA Form 10-Q"), the Annual Report on Form 10-K for the fiscal year ended March 26, 1994 of IMA Merger Sub, Inc. (formerly, Enviroq Corporation; hereinafter referred to as "Enviroq"), as filed with the SEC on June 24, 1994 (together with all documents incorporated therein by reference, hereinafter referred to as the "Enviroq Form 10-K"), Enviroq's Quarterly Report on Form 10-Q for the quarter ended December 24, 1994, as filed with the SEC on February 7, 1995 (hereinafter referred to as the "Enviroq Form 10-Q"), and Enviroq's Proxy Statement dated March 14, 1995 (hereinafter referred to as the "Enviroq Proxy Statement"). The IMA SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and neither any of the IMA SEC Documents (as of the date of their respective filing with the SEC), or any information relating to IMA or any of its Subsidiaries contained in this Agreement or any schedule hereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.7  Financial Statements.

        (a) The consolidated financial statements (hereinafter referred to, collectively, as the "IMA Audited Financial Statements") of IMA and its consolidated subsidiaries contained or incorporated by reference in the IMA Form 10-K in response to "Item 8. Consolidated Financial Statements and Supplementary Data", are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate. The IMA Audited Financial Statements fully and fairly present, in conformity with such principles as so utilized, the consolidated financial position and results of operations and cash flows of IMA and its consolidated subsidiaries, at the dates shown and for the periods therein specified, except as described therein.

        (b) The consolidated financial statements (hereinafter referred to, collectively, as the "Enviroq Audited Financial Statements") of Enviroq and its consolidated subsidiaries contained or incorporated by reference in the Enviroq Form 10-K in response to "Item 8. Consolidated Financial Statements and Supplementary Data", are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate.

        The Enviroq Audited Financial Statements fully and fairly present, in conformity with such principles as so utilized, the consolidated financial position and results of operations and cash flows of Enviroq and its consolidated subsidiaries, at the dates shown and for the periods therein specified, except as described therein.

        (c) The consolidated financial statements (hereinafter referred to as the "IMA Interim Financial Statements", and, together with the IMA Audited Financial Statements, herein referred to as the "IMA Financial Statements") of IMA and its consolidated subsidiaries contained in the IMA Form 10-Q in response to "Item 1. Financial Statements" are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate, except as permitted by Form 10-Q. The IMA Interim Financial Statements fully and fairly present the consolidated financial position and results of operations and cash flows of IMA and its consolidated subsidiaries, at the dates shown and for the periods therein specified, subject to normal year-end adjustments in accordance with generally accepted accounting principles and except as described therein.

        (d) The consolidated financial statements (hereinafter referred to as the "Enviroq Interim Financial Statements") of Enviroq and its consolidated subsidiaries contained in the Enviroq Form 10-Q in response to "Item 1. Financial Statements" are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate, except as permitted by Form 10-Q. The Enviroq Interim Financial Statements fully and fairly present the consolidated financial position and results of operations and cash flows of Enviroq and its consolidated subsidiaries, at the dates shown and for the periods therein specified, subject to normal year-end adjustments in accordance with generally accepted accounting principles and except as described therein.

        (e) The consolidated pro forma financial statements (hereinafter referred to as the "Enviroq Pro Forma Financial Statements") of Enviroq and its consolidated subsidiaries contained in the Enviroq Proxy Statement are true and correct and have been prepared in all material respects in conformity with
Article 11 of Regulation S-X promulgated by the SEC. The Enviroq Pro Forma Financial Statements fully and fairly present the consolidated financial position and results of operations of Enviroq and its consolidated subsidiaries, at the dates shown and for the periods therein specified, after giving pro forma effect to the transactions described therein.

        (f) Each of IMA and each Subsidiary: (i) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets; and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary
(I) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (II) to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     5.8  Absence of Undisclosed Liabilities.

     Except to the extent disclosed in the IMA Form 10-K or the IMA Form 10-Q (in each case without reference to the exhibits thereto), or the Enviroq Pro Forma Financial Statements (after giving effect to the transactions described therein), or incurred after December 31, 1994 (or, in the case of Enviroq or its subsidiaries, December 24, 1994) in the ordinary course of business and consistent with past practice, neither IMA, nor any of the Subsidiaries has any liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, other than liabilities which, individually or in the aggregate, would not have a Material Adverse Effect, or any unrealized or anticipated losses from any unfavorable commitments or sales of products, other than those which, individually or in the aggregate, would not have a Material Adverse Effect, in each case under this Section 5.8 except as set forth in Schedule 5.8.

     5.9  Absence of Certain Changes.

     Subsequent to December 31, 1994 (or, in the case of Enviroq or its subsidiaries, December 24, 1994), neither IMA nor any Subsidiary has:

        (a) except as disclosed in Schedule 5.9 attached hereto, declared, set aside or made any payment or distribution upon any capital stock or, directly or indirectly, purchased, redeemed or otherwise acquired or disposed of any shares of capital stock;

        (b) except as disclosed in Schedule 5.9 attached hereto, incurred any liability or obligation under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practice; issued any notes or other corporate debt securities or paid or discharged any outstanding indebtedness, except in the ordinary course of business consistent with past practice; or, in a manner that would, individually or in the aggregate, have a Material Adverse Effect, waived any of its respective rights;

        (c) mortgaged, pledged or subjected to any Lien (as hereinafter defined) any of its assets or properties; entered into any lease of real property or buildings; or, except in the ordinary course of business consistent with past practice, entered into any lease of machinery or equipment, or sold or transferred any tangible or intangible asset or property;

        (d) effected any increase in salary, wages or other compensation of any kind, whether current or deferred, to any employee or agent, other than routine increases in the ordinary course of business consistent with past practice or as was required from time to time by governmental legislation affecting wages (provided, however, that in no event was any such increase in compensation made with respect to any employee or agent earning in excess of $50,000 per annum, except as identified in Schedule 5.9); except as set forth in Schedule 5.9, made any bonus, pension, option, deferred compensation, or retirement payment, severance, profit sharing, or like payment to any employee or agent, except as required by the terms of plans or arrangements existing prior to such date (provided, however, that in no event was any such payment made with respect to any employee or agent earning in excess of $50,000 per annum, except as identified in Schedule 5.9); or entered into any salary, wage, severance, or other compensation agreement with a term of one year or longer with any employee or agent or made any contribution to any trust or plan for the benefit of any employee or agent, except as required by the terms of plans or arrangements existing prior to such date;

        (e) except as set forth in Schedule 5.9, entered into any transaction other than in the ordinary course of business consistent with past practice, except in connection with the execution and performance of this Agreement and the transactions contemplated hereby;

        (f) suffered any damage, destruction, or loss to any of its assets or properties (whether or not covered by insurance) except for damage, destruction or loss occurring in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect; or

        (g) suffered any Material Adverse Effect;

and, since December 31, 1994 (or, in the case of Enviroq and its subsidiaries, December 24, 1994), there has been no condition, development or contingency which, so far as reasonably may be foreseen, may, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, the term "Lien" shall be defined to mean any mortgage, deed of trust, security interest, pledge, lien, or other charge or encumbrance of any nature whatsoever except: (a) liens disclosed in the IMA Financial Statements; (b) liens for taxes, assessments, or governmental charges or levies not yet due and delinquent; and (c) liens consisting of zoning or planning restrictions, easements, permits, any other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by IMA or any of its Subsidiaries.

     5.10  Pooling.

     As of the date hereof, there has not been any action taken by IMA or any Subsidiary or affiliate under Rule 1-02 of Regulation S-X of the SEC that would prevent the Merger from being accounted for as a pooling-of-interests. Contemporaneously with the execution and delivery of this Agreement, IMA has delivered to ITI an executed letter agreement, substantially in the form of Exhibit B attached hereto (together with such changes therein as may reasonably have been requested by ITI or IMA, such reasonableness to be determined in good faith by BDO Seidman), from each such affiliate.

     5.11  Taxes.

     IMA and each Subsidiary have filed or caused to be filed all foreign, federal, state, provincial, municipal and other tax returns, reports and declarations required to be filed by it so as to prevent any Lien of any nature on the assets or properties of IMA or any of the Subsidiaries, and have paid or shall pay all taxes which have been or shall become due with respect to the periods covered by said returns or pursuant to any assessment received by it in connection therewith. Except as set forth in Schedule 5.11, the Internal Revenue Service has not examined the federal tax returns of IMA or any of the Subsidiaries for any period subsequent to September 30, 1993; and only periods subsequent to September 30, 1993 remain open for examination and assessment of additional federal income taxes. All assessments and charges (including penalties and interest, if any) related to periods ended on or before September 30, 1994 have been paid by IMA and each Subsidiary, including any necessary adjustments with state and local tax authorities, and, except as set forth in
Schedule 5.11, no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof. Adequate provision has been made in the IMA Financial Statements for the payment of all then accrued and unpaid federal and other taxes of IMA and its Subsidiaries, whether or not yet due and payable and whether or not disputed by IMA. Neither IMA nor any Subsidiary has agreed to the extension of the statute of limitations with respect to any tax return for any open year.

     5.12  Title.

     IMA and its Subsidiaries have good and marketable title to all of their respective assets and properties, in each case, except as set forth on Schedule 5.12(1), (2), (3), (4) and (5), free and clear of all Liens. IMA and the Subsidiaries lease or own all properties and assets necessary for the operation of their respective businesses as presently conducted, and the assets and properties of IMA and its Subsidiaries include all of the assets, of every kind and nature, whether tangible or intangible, and wherever located, which are utilized by IMA or its Subsidiaries in the conduct of their respective businesses. Neither IMA nor its Subsidiaries have received notice of any violation of, or default under, any law, ordinance, order, regulation, or governmental or contractual requirement relating to the assets and properties of IMA or its Subsidiaries which remains uncured or has not been dismissed, other than with respect to any violation which, individually or in the aggregate, would not have a Material Adverse Effect and other than as identified on
Schedule 5.12(7). All leases and licenses pursuant to which IMA or the Subsidiaries lease or license personal and intangible property from others, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default, or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim of force majeure or other claim of excusable delay or non-performance) caused, by IMA or any Subsidiary or, to the best of IMA's knowledge, any other party. All the tangible personal property owned or leased by IMA or its Subsidiaries is in good operating condition and repair, subject only to ordinary wear and tear, and conforms in all respects to all applicable laws, ordinances, orders, regulations or governmental or contractual requirements relating to their operation, except for any such non-conformity which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.13  Real Estate and Leases.

        (a) Set forth in Schedule 5.13 attached hereto is a brief description of every parcel of real estate owned by IMA or any Subsidiary (including, in each case, a description of the improvements and uses, the annual taxes payable and depreciation reserve of any improvements), and lease agreements (including, in each case, the annual rental payable and the expiration date, the cost and depreciation reserve of any leasehold improvements and a brief description of the property covered) under which IMA or any of its Subsidiaries is lessee of, or holds or operates, any real estate owned by any third party. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto.

        Neither IMA nor any Subsidiary is in default under any such lease or agreement, nor, to the best of the knowledge of IMA, is any other party to any such lease or agreement in default thereunder, and no event has occurred, or is alleged to have occurred, which constitutes, or with lapse of time or giving of notice or both would constitute, a default by IMA or any Subsidiary or, to the best of the knowledge of IMA, any other party to any such lease or agreement, or a basis for a claim of force majeure or other claim of excusable delay or non-performance thereunder by IMA or any Subsidiary or, to the best of the knowledge of IMA, any other party, other than with respect to any default, event or claim which, individually or in the aggregate, would not have any Material Adverse Effect.

        (b) IMA or a Subsidiary has good, clear and marketable title to the properties set forth on Schedule 5.13 and all fixtures thereon in fee simple absolute, subject to no Liens (other than covenants, easements and restrictions of record which do not, individually or in the aggregate, materially impair the value or the present use of such properties and other than as set forth in
Schedule 5.13). There is no option or right held by any third party to purchase any such properties or any part thereof, or any of the fixtures and equipment thereon. All buildings, driveways and other improvements on such properties, respectively, are within its boundary lines, and no improvements on adjoining properties extend across the boundary lines onto such properties.

        (c) The foundation, floor and roof of the buildings and all other structural and mechanical components of the properties owned or leased by IMA or its Subsidiaries are sound and free of any structural, mechanical or other defect, and all heating, ventilating, air conditioning, electrical, plumbing and other mechanical systems and equipment thereon are in good working order, in each case except for construction-in-progress and except insofar as would not, individually or in the aggregate, have a Material Adverse Effect. There are no condemnation or eminent domain proceedings pending or threatened with respect to the properties owned or leased by IMA or any Subsidiary, all required certificates of occupancy and other government permits necessary to utilize such properties as they are presently utilized have been obtained, and such properties, and the operation thereof, conform to all existing building, zoning, and other laws and ordinances relating to their use or occupancy, in each case except insofar as would not, individually or in the aggregate, have a Material Adverse Effect.

     5.14  Contractual and Other Obligations.

        (a) As used in this Agreement, the term the "IMA Agreements" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which IMA or any of the Subsidiaries is a party or by which IMA or any of the Subsidiaries or any of their respective properties may be bound or affected, other than those which by their terms have expired prior to the date hereof. There is no IMA Agreement which is material to IMA's business or condition and which is not otherwise listed in the IMA Form 10-K or otherwise identified pursuant to the immediately succeeding sentence. Set forth or provided for on
Schedule 5.14 attached hereto is a list, without regard to materiality, of each of the following IMA Agreements which is not otherwise listed in the IMA Form 10-K: (i) any mortgage, indenture, note, or other instrument, agreement or arrangement for or relating to any borrowing of money by IMA or any Subsidiary, or any other installment obligation in excess, individually, of $100,000 per year; (ii) any guaranty, direct or indirect, by IMA or any Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business and guaranties of construction performance bonds in the ordinary course of business disclosed on Schedule 5.19;
(iii) any IMA Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any assets of IMA or any Subsidiary, except for such agreements which, individually and in the aggregate, are not material to IMA's business or condition; (iv) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies; (v) any collective bargaining agreement with any trade or labor union; (vi) any IMA Agreement to which any officer or director of IMA or any stockholder (herein referred to collectively, as the "Insiders") of IMA beneficially owning (within the meaning of Section 13(d) of the Exchange Act) more than 5% of the outstanding shares of IMA Class A Common Stock, or any shares of IMA Class B Common Stock, is a party; (vii) any IMA Agreement containing noncompetition or other limitations restricting the conduct of the business of IMA or any Subsidiary; (viii) any license agreements to which IMA or any Subsidiary is a party relating to any Intellectual Property (as hereinafter defined), other than the Insituform Process or the NuPipe Process; and (ix) any partnership, shareholder agreement, joint venture or similar agreement.

        (b) No event has occurred, or, is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a default or a basis for a claim of force majeure or other claim of excusable delay or non-performance by IMA or any Subsidiary under any IMA Agreements, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect. To the best of the knowledge of IMA, no party with whom IMA or any Subsidiary has any IMA Agreement is in default in the performance of any covenant or condition thereunder or has failed in performance thereunder by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder, except for any such default or claim which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.15  Compensation.

     Except as disclosed in the IMA Form 10-K (including, without limitation, the proxy statement incorporated therein) or in Schedule 5.14 or Schedule 5.15(2) attached hereto, neither IMA nor any Subsidiary has any agreement with any employee with regard to compensation, whether individually or collectively, except agreements terminable by IMA or any Subsidiary at will without penalty, or oral agreements terminable by IMA or a Subsidiary on not more than 30 days' notice without penalty, and set forth in Schedule 5.15 is a list of all employees of IMA and each Subsidiary other than hourly employees subject to collective bargaining agreements, entitled to receive annual compensation in excess of $50,000 and their respective positions and salaries. Except for those unions identified on Schedule 5.14 as parties to IMA Agreements, no union or other collective bargaining unit has been certified or recognized by IMA or any Subsidiary as representing any of their respective employees. Without reference to any plans or proposals of ITI (other than the execution, delivery and performance of this Agreement), neither IMA nor ITI will incur any liability with respect to any payment due or damage suffered by any employee of IMA or any Subsidiary, including, but not limited to, any claims for severance, termination benefits or similar claims, by virtue of the operation of the Merger and the transactions contemplated hereby.

     5.16  Employee Benefit Plans.

     Except as listed and accurately described in Schedule 5.16, IMA and the Subsidiaries do not maintain or sponsor and are not required to make contributions to any pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plan. All pension, profit-sharing, bonus, incentive, welfare, or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of IMA or its Subsidiaries participate, or with respect to which IMA or the Subsidiaries have any liability or obligation (such plans and related trusts, insurance, and annuity contracts, funding media, and related agreements and arrangements, other than any "multiemployer plan" (within the meaning of section 3(37) or ERISA) being hereinafter referred to as the "Benefit Plans", and such multiemployer plans being hereinafter referred to as the "Multiemployer Plans") comply in form and as administered in all material respects with all requirements of the U.S. Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corp. (hereinafter referred to as "PBGC") promulgated under ERISA and with all other applicable law (including, without limitation, the health care continuation coverage requirements of Section 4980B of the Code). Neither IMA nor any of its Subsidiaries has taken or failed to take any action with respect to either the Benefit Plans or the Multiemployer Plans which might create any material liability on the part of IMA, any Subsidiary or ITI. Each "fiduciary" (within the meaning of section 3(21)(a) of ERISA) as to each Benefit Plan and, to the best of the knowledge of IMA, as to each Multiemployer Plan has complied in all material respects with the requirements of ERISA and all other applicable law in respect of each such Plan. All required employer and employee contribution and premiums under the Benefit Plans and the Multiemployer Plans to the date hereof have been paid, the respective fund or funds established under the Benefit Plans and the Multiemployer Plans are funded in accordance with all applicable laws and such plans, and no material past service funding liabilities exist thereunder. IMA has furnished to ITI and Acquisition Sub copies of all

Benefit Plans, and of all documents relating thereto required by ITI, including, without limitation, annual reports and financial statements with respect to such Benefit Plans for all periods ended on a date subsequent to September 30, 1991 during which IMA or any Subsidiary was a sponsor or participating employer in or was required to make contributions to such Benefit Plans. Such financial statements are true and correct in all material respects, and none of the actuarial assumptions underlying such statements have changed since the respective dates thereof. In addition, as of the date hereof:

        (i) No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or, to the best of the knowledge of IMA, Multiemployer Plan has incurred an "accumulated funding deficiency" (within the meaning of section 412(a) of the Code), whether or not waived, and there are no excise taxes due or hereafter to become due, based upon current facts and circumstances, under section 4971 of the Code with respect to the funding of any Benefit Plan;

        (ii) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or, to the best of the knowledge of IMA, any Multiemployer Plan; there have been no terminations of any Defined Benefit Plan or, to the best of the knowledge of IMA, any Multiemployer Plan or any related trust; no such termination of any of the foregoing reasonably can be expected to occur, whether as a consequence of the execution and delivery of this Agreement, the consummation of the transactions contemplated herein, or otherwise;

        (iii) Neither IMA nor any Subsidiary has withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partial or total within the meaning of ERISA) from any Benefit Plan or Multiemployer Plan, or in any withdrawal or other liability of any nature to IMA, any Subsidiary, or ITI under any Benefit Plan or any Multiemployer Plan;

        (iv) No "prohibited transaction" (within the meaning of section 406 of ERISA or section 4975(c) of the Code) has occurred with respect to any Benefit Plan or, to the best of the knowledge of IMA, any Multiemployer Plan;

        (v) There is no excess of the aggregate present value of accrued benefits on a termination basis over the aggregate value of the assets of the Defined Benefit Plans, and no withdrawal liability of IMA and the Subsidiaries with respect to the Multiemployer Plans;

        (vi) There are no contributions which are, or hereafter will be, required to have been made to trusts in connection with "defined contribution plans" (within the meaning of section 3(34) of ERISA) with respect to services rendered by employees of IMA or the Subsidiaries prior to the date hereof, and all PBGC premiums due on or before the date of this Agreement by IMA or any Subsidiary have been paid in full, including any late fees, interest and penalties;

        (vii) Other than claims in the ordinary course for benefits with respect to the Benefit Plans or the Multiemployer Plans, there are no actions, suits, or claims pending with respect to any Benefit Plan or any Multiemployer Plan or any circumstances known to IMA which might give rise to any such action, suit or claims; and there are presently no outstanding judgments, decrees or orders of any court or any government or administrative agency against or affecting any Benefit Plan, the assets of any Benefit Plan or any Benefit Plan fiduciary; and

        (viii) Other than the pension benefits payable under the Benefit Plans and except as set forth on Schedule 5.16, neither IMA nor any Subsidiary is under any obligation to provide benefits or coverage under a Benefit Plan to retirees of IMA or any Subsidiary or other former employees of IMA or any Subsidiary (or the beneficiaries of such retirees or former employees), including but not limited to retiree health care coverage (except as may be mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985).

     5.17  Labor Relations.

     There are no controversies pending or threatened between IMA and any Subsidiary and any of their respective employees which, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect, and, there are no organizational efforts currently being made or threatened involving any of such employees. IMA has complied with all laws relating to the employment of labor, including without limitation, any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing, except for any such non-compliance or such amounts which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.18  Interests of Insiders.

     Except pursuant to an IMA Agreement identified on Schedule 5.14(vi) or
Schedule 5.18, no Insider has, nor does any officer or director of any of the Subsidiaries have, any interest in any property, real or personal, tangible or intangible, used in or pertaining to the businesses engaged in by IMA or any Subsidiary, except for the legal rights of stockholders and except for rights under existing employee benefit plans described in Section 5.16 hereof. Except as set forth on Schedule 5.14(vi) or Schedule 5.18, no Insider owns, nor do any officers of directors of any Subsidiary own, directly or indirectly, any interest in, or is a director, officer or employee of, any business which is a competitor or significant supplier of IMA or any Subsidiary.

     5.19  Insurance.

     As of the date of this Agreement, IMA and its Subsidiaries maintain insurance policies, and bonding arrangements, covering all of their respective assets and properties, and in each case the various occurrences which may arise in connection with the operation of their respective businesses, except those occurrences which, individually or in the aggregate, would not have a Material Adverse Effect. Schedule 5.19 attached hereto accurately summarizes the principal terms of all such policies and bonding arrangements. Such policies and bonding arrangements are in full force and effect, all premiums and other amounts due thereon have been paid, and IMA and the Subsidiaries have complied with the provisions of such policies and bonding arrangements. Such insurance and such bonding arrangements are of comparable amounts and coverage as that which companies engaged in similar businesses would maintain in accordance with good business practice. There are no notices of any pending or threatened terminations or premium increases with respect to any such policies or bonding arrangements, and such policies and bonding arrangements will not be modified as a result of or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     5.20  Intellectual Property.

     Other than the rights of IMA and its Subsidiaries, each as licensee, to the subject matter (herein referred to as the "Insituform Process") under their respective license agreements with Insituform North America Corp., and the rights, of IMA and its Subsidiaries, as licensee, to the subject matter (herein referred to as the "NuPipe Process") under agreements with NuPipe, Inc., set forth in Schedule 5.20 attached hereto is a list and brief description of all of IMA's and each Subsidiary's patents, invention disclosures, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights and applications for each of the foregoing (together with those rights under license relative to the Insituform Process and the NuPipe Process, hereinafter referred to as the "Intellectual Property"). IMA and its Subsidiaries, respectively, own all right, and title and interest in and to all such Intellectual Property, except as set forth in Schedule 5.20(1)(a) free and clear of all Liens. Neither IMA nor any of its Subsidiaries has, except as set forth in Schedule 5.20, granted any outstanding licenses or other rights, and has no obligations to grant licenses or other rights, under any such Intellectual Property. The Intellectual Property listed in Schedule 5.20, together with those rights under license relative to the Insituform Process and the NuPipe Process, respectively, are all such rights necessary to the operation and the conduct of the business of IMA and its Subsidiaries as currently conducted; no adverse claims have been made, and no dispute has arisen, with respect to any of the said Intellectual Property (including without limitation those under license relative to the Insituform Process and the NuPipe Process, respectively); and the operations of IMA and each Subsidiary and the use by each of the Intellectual Property identified on Schedule 5.20 would not involve infringement or claimed infringement of any patent, trademark, servicemark, tradename, copyright, license or similar right, except for any such infringement which, individually or in the aggregate, would not have a Material Adverse Effect. Without limiting the generality of the foregoing or any other provision contained in this Agreement: the license identified under Schedule 5.20(3)(b) is in full force and effect; no event has occurred, or is alleged to have occurred, which constitutes or with lapse of time or giving of notice or both, would constitute a material default or a basis for a claim of force majeure or other material claim of excusable delay or non-performance by IMA under such license; to the best of the knowledge of IMA, no party to such license other than IMA is in default in any material respect in the performance of any covenant or condition thereunder or has failed in performance thereunder in any material respect by reason of a claim of force majeure or other claim of excusable delay or non-performance thereunder; and the execution and delivery of this Agreement and the consummation of the Merger will not adversely affect or otherwise impair the ability of the Surviving Corporation fully to enjoy the benefits of such license. Except as set forth on Schedule 5.20(3)(a), no license or other right has in any manner been granted by IMA or any of its Subsidiaries which constrains IMA or any Subsidiary from utilizing or commercializing any patent, registered or common law trademark, service name, tradename, copyright, license or other similar right. To the best of the knowledge of IMA, and except as would not have a Material Adverse Effect, neither IMA nor any Subsidiary has suffered any of its trade secrets, know-how or other confidential intellectual or intangible property rights utilized in connection with the Business to enter into the public domain.

     5.21  Disputes and Litigation.

     Except as described in the IMA Form 10-K or as set forth on Schedule 5.21, there is no action, suit, proceeding, or claim, pending or threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against IMA or any of its Subsidiaries, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against IMA or any of its Subsidiaries, except for any such matter which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.22  Licenses; Franchises; Rights.

        (a) Each of IMA and its Subsidiaries has (or has made timely application for) all franchises, licenses, permits and other governmental and non-governmental approvals necessary to enable it to carry on its business as currently conducted, and the employees and agents of IMA and its Subsidiaries also have all such franchises, licenses, permits, governmental and other approvals required of them in carrying out their duties on behalf of IMA and the Subsidiaries, except for such franchises, licenses, permits and other approvals the failure to hold which, individually or in the aggregate, would not have a Material Adverse Effect. All such franchises, licenses, permits, and governmental and other approvals are in full force and effect, there has been no default or breach thereunder, and there is no pending or threatened proceeding under which any may be revoked, terminated or suspended, except insofar as would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement, and the consummation of the Merger, will not adversely affect or otherwise impair the ability of the Surviving Corporation fully to enjoy the benefits of any such franchises, licenses, permits or governmental and other approvals. Schedule 5.22 attached hereto identifies each permit, license and other approval required by any national, state, commonwealth, or territorial government (but not by any county, municipality or local authority) to be maintained by IMA or any Subsidiary in order to conduct its current construction operations. Neither IMA nor any Subsidiary has violated, or is alleged to have violated, any law, rule, regulation, judgment, stipulation, injunction, decree, determination, award or other order of any government, or governmental agency or instrumentality, domestic or foreign, binding upon IMA or any Subsidiary which violation, individually or in aggregate, would have a Material Adverse Effect.

        (b) Without limiting the generality of the foregoing, neither IMA nor any Subsidiary: (i) has filed any notice under any Environmental Law (as hereinafter defined) indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment, or (ii) has any liability, contingent or otherwise, under any Environmental Law in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance on property, now or formerly owned or leased by IMA or any of its Subsidiaries, which, individually or in the aggregate, would have a Material Adverse Effect. No hazardous materials and no hazardous substances have been generated, treated, stored or disposed of or placed in violation of any Environmental Law on any property owned or leased by IMA or any Subsidiary or on or into any waste disposal site owned or operated by a third party except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

        (c) For purposes hereof, "Environmental Laws" shall mean any and all federal, state or local laws, statutes, ordinances, rules, regulations, orders, or determinations of any federal, state or local governmental authority pertaining to health or the environment, including with limitations, the federal Clean Air Act, as amended, Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, Water Pollution Control Act, as amended, Occupational Safety and Health Act of 1970, as amended, Resource Conservation and Recovery Act of 1976, as amended, Safe Drinking Water Act, as amended, Toxic Substances Control Act, as amended, Superfund Amendments and Reauthorization Act of 1986, as amended, Hazardous Materials Transportation Act, as amended, and all other environmental, conservation or protection laws.

     5.23  Brokers and Finders.

     Neither IMA, nor any Subsidiary, nor any director, officer, agent or employee thereof has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement, except for a fee payable to Wertheim Schroder & Co. pursuant to a financial advisory agreement with IMA, a copy of which agreement and all amendments thereto has been furnished to ITI and Acquisition Sub prior to the date of this Agreement.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES
                           OF ITI AND ACQUISITION SUB

     ITI and Acquisition Sub hereby, jointly and severally, represent, warrant, and covenant as follows:

     6.1  Incorporation.

     Each of ITI and Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or hold under lease the assets and properties which it owns or holds under lease, to conduct its businesses as currently conducted, to perform all its obligations under the agreements to which it is a party, including, without limitation, this Agreement and to consummate the Merger. Each is in good standing in each other jurisdiction wherein the failure so to qualify, individually or in the aggregate, would have a Material Adverse Effect with respect to ITI.

     6.2  Authorization.

     The execution and delivery of this Agreement by each, the performance by each of its covenants and agreements hereunder and the consummation by each of the transactions contemplated hereby have been duly authorized by all necessary corporate action of each, other than the approval of the holders of ITI Common Stock contemplated under Section 7.2 hereof. When executed and delivered by each, this Agreement, shall constitute their valid and legally binding obligations, respectively, enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     6.3  Conflicts.

     Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any provision of its certificate of incorporation or of its by-laws, as currently in effect (but subject to the adoption of the amendments thereto contemplated by this Agreement), or, subject to approval of this Agreement by the holders of ITI Common Stock contemplated under Section 7.2 hereof and compliance with the regulatory requirements hereinafter specified in this Section 6.3, any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or other order of any court, government or governmental agency or instrumentality, domestic or foreign, binding upon ITI or Acquisition Sub, or, except as set forth on Schedule 6.3 attached hereto and other than any such conflicts, breaches, creation, imposition or termination which would not have a Material Adverse Effect with respect to ITI, conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which it is a party to or by which it or any of its assets and properties are bound. Other than the approval of this Agreement by the holders of ITI Common Stock as contemplated under Section 7.2 hereof and except for compliance with the requirements of the HSR Act, the Securities Act, with respect to the Registration Statement, the securities and blue sky laws of the various states, the Exchange Act, with respect to the Proxy Statement, and except as set forth on Schedule 6.3 and any such consents, approvals, authorizations, filings or registrations with or notices to any such person or entity other than any governmental agency or instrumentality the failure to effectuate which would not have a Material Adverse Effect with respect to ITI, no consents, approvals or authorizations, or filings or registrations with, or notices to, any governmental agency or authority or any other person or entity are required in connection with the execution and delivery of this Agreement by ITI or Acquisition Sub or the consummation by ITI or Acquisition Sub of the transactions contemplated hereby.

     6.4  Capitalization.

     The authorized capital stock of ITI consists of 2,000,000 shares of preferred stock, $.01 par value (hereinafter referred to as "ITI Preferred Stock"), none of which are issued and outstanding, and 25,000,000 shares of ITI Common Stock, of which 14,402,085 shares are issued and outstanding on the date hereof. The shares of ITI Common Stock to be issued to holders of IMA Common Stock in the Merger will, at the Effective Time, and the shares of ITI Common Stock to be issued upon exercise of IMA Options assumed by ITI in accordance with this Agreement will, upon exercise thereof in accordance with the terms thereof, be duly authorized, validly issued and fully paid and non-assessable, issued without violation of the preemptive rights of any person. There are no subscriptions, warrants, options, calls, commitments by or agreements to which ITI is bound on the date hereof relating to the issuance, conversion or purchase of any shares of ITI Common Stock, or any other capital stock of ITI, except as set forth on Schedule 6.4 attached hereto and except for: (x) options granted by ITI pursuant to option plans in effect on the date hereof and options granted to ITI's President, covering an aggregate of 1,167,600 shares of ITI Common Stock on the date hereof, and (y) warrants to purchase an aggregate of 350,877 shares of ITI Common Stock issued contemporaneously with ITI's 8.5% Senior Subordinated Note due July 26, 2002.

     6.5  Securities Filings.

     ITI and each Subsidiary has made all filings with the SEC that it has been required to make under the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder. ITI has provided to IMA a complete and correct copy of all reports, registration statements, final prospectuses, definitive proxy statements and other filings made by ITI or any Subsidiary with the SEC, including all exhibits to such filings, since January 1, 1990 (all such documents that have been filed with the SEC, as amended, hereinafter referred to as the "ITI SEC Documents"), including, without limitation, ITI's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the SEC on March 31, 1995 (together with all documents incorporated therein by reference, hereinafter referred to as the "ITI Form 10-K") and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, as filed with the SEC on May 15, 1995 (hereinafter referred to as the "ITI Form 10-Q"). The ITI SEC Documents comply in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and neither the ITI SEC Documents (as of the date of filing with the SEC), nor any information relating to ITI or any of its subsidiaries contained in this Agreement or any schedule hereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.6  Financial Statements.

        (a) The consolidated financial statements (hereinafter referred to, collectively, as the "ITI Audited Financial Statements") of ITI and its consolidated subsidiaries contained in the ITI Form 10-K in response to "Item 8. Consolidated Financial Statements and Supplementary Data" are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate. The ITI Audited Financial Statements fully and fairly present, in conformity with such principles as so utilized, the consolidated financial position and results of operations and cash flows of ITI and its consolidated subsidiaries, at the dates shown and for the periods therein specified, except as described therein.

        (b) The consolidated financial statements (hereinafter referred to, collectively, as the "ITI Interim Financial Statements") of ITI and its consolidated subsidiaries contained in the ITI Form 10-Q in response to "Item 1. Financial Statements" are true and correct and have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods to which such financial statements relate, except as permitted by Form 10-Q. The ITI Interim Financial Statements fully and fairly present the consolidated financial position and results of operations and cash flows of ITI and its consolidated subsidiaries, at the dates shown and for the periods therein specified, subject to normal year-end adjustments in accordance with generally accepted accounting principles and except as described therein.

     6.7  Absence of Undisclosed Liabilities.

     Except to the extent disclosed in the ITI Form 10-K or the ITI Form 10-Q (in each case without reference to the exhibits thereto) or incurred after December 31, 1994 in the ordinary course of business and consistent with past practice, neither ITI, nor any of its subsidiaries has any liabilities, whether accrued, absolute, contingent, or otherwise, whether due or to become due and whether the amount thereof is readily ascertainable or not, other than liabilities which, individually or in the aggregate, would not have a Material Adverse Effect, or any unrealized or anticipated losses from any unfavorable commitments or sales of products, other than those which, individually or in the aggregate, would not have a Material Adverse Effect with respect to ITI, in each case under this Section 6.7 except as set forth in Schedule 6.7.

     6.8  Absence of Certain Changes.

     Except as set forth in Schedule 6.8:(i) subsequent to December 31, 1994 and except as disclosed in the ITI Form 10-K or the ITI Form 10-Q, neither ITI nor any subsidiary has suffered any Material Adverse Effect with respect to ITI; and
(ii) since December 31, 1994 and except as disclosed in the ITI Form 10-K or the ITI Form 10-Q, there has been no condition, development or contingency which, so far as reasonably may be foreseen, may, individually or in the aggregate, have a Material Adverse Effect with respect to ITI.

     6.9  Pooling.

     As of the date hereof, there has not been any action taken by ITI or any subsidiaries or affiliates under Rule 1-02 of Regulation S-X of the SEC that would prevent the Merger from being accounted for as a pooling-of-interests. Contemporaneously with the execution and delivery of this Agreement, ITI has delivered to IMA an executed letter agreement, substantially in the form of Exhibit B attached hereto (together with such changes therein as may reasonably have been requested by IMA or ITI, such reasonableness to be determined in good faith by BDO Seidman), from each such affiliate.

     6.10  Interests of Insiders.

     Except as disclosed in the ITI Form 10-K (including the amendments thereto and Schedule 6.10 attached hereto), as of the date hereof no officer or director of ITI, nor any stockholder beneficially owning

(within the meaning of Section 13(d) of the Exchange Act) more than 5% of the outstanding shares of ITI Common Stock, has, nor does any officer or director of any of ITI's subsidiaries have, any interest in any property, real or personal, tangible or intangible, used in or pertaining to the businesses engaged in by ITI or any subsidiary of ITI, except for the legal rights of stockholders and except for rights under existing employee benefit plans. As of the date hereof, no such party owns, directly or indirectly, any interest in, or is a director, officer or employee of, any business which is a competitor or significant supplier of ITI or any of its subsidiaries.

     6.11  Disputes and Litigation.

     Except as described in the ITI Form 10-K or the ITI Form 10-Q or as set forth in Schedule 6.11, there is no action, suit, proceeding, or claim, pending or threatened, and no investigation by any court or government or governmental agency or instrumentality, domestic or foreign, pending or threatened, against ITI or any of its subsidiaries, before any court, government or governmental agency or instrumentality, domestic or foreign, nor is there any outstanding order, writ, judgment, stipulation, injunction, decree, determination, award, or other order of any court or government or governmental agency or instrumentality, domestic or foreign, against ITI, except for any such matter which, individually or in the aggregate, would not have a Material Adverse Effect with respect to ITI.

     6.12  Brokers or Finders.

     Neither ITI nor Acquisition Sub, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement, except for a fee payable to Merrill Lynch & Co. pursuant to a financial advisory agreement with ITI, a copy of which agreement and all amendments thereto have been furnished to IMA prior to the date of this Agreement.

                                  ARTICLE VII

                               CERTAIN COVENANTS

     7.1  IMA Stockholders' Meeting.

     IMA, acting through its Board of Directors, shall take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws, to convene as promptly as practicable a special meeting of the holders of shares of IMA Common Stock, to vote upon this Agreement, the Merger and the transactions contemplated hereby, and shall include in the Joint Proxy Statement the recommendation (subject to the fiduciary duty of the Board of Directors under applicable law) of its Board of Directors that the holders of the shares of IMA Common Stock vote in favor of the adoption and approval of this Agreement, the Merger and the transactions contemplated hereby. IMA shall use its best efforts to solicit from such stockholders proxies in favor of such adoption and approval and shall take all other action necessary or, in the reasonable opinion of ITI, helpful to secure a favorable vote for the purpose of voting on and approving this Agreement, the Merger and the transactions contemplated hereby. IMA shall adjourn such stockholders' meeting to a later date, at the reasonable request of ITI, if (i) the requisite vote of holders of the shares of IMA Common Stock has not been obtained; or (ii) ITI shall otherwise request an adjournment in order to attempt to increase the percentage of the vote in favor of the foregoing.

     7.2  ITI Stockholders' Meeting.

     ITI, acting through its Board of Directors, shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene as promptly as practicable an annual or special meeting of the holders of shares of ITI Common Stock, to vote upon this Agreement, the issuance of ITI Common Stock in the Merger and the transactions contemplated hereby, including, without limitation, an amendment to its certificate of incorporation so as to increase the authorized number of shares of ITI Class A Common Stock, and to modify provisions relating to its board of directors, as set forth under Section 9.3 hereof, and shall include in the Joint Proxy Statement the recommendation (subject to the fiduciary duty of the Board of Directors under applicable law) of its Board of Directors that the holders of ITI Common Stock vote in favor of such Agreement, issuance and transactions. ITI shall use its best efforts to solicit from such stockholders proxies in favor of such matters and shall take all other action necessary to secure a favorable vote.

     7.3  ITI Board of Directors.

     ITI shall take such action as may be necessary so that the ITI Board of Directors will be expanded as of the Effective Time and pursuant to ITI's certificate of incorporation, amended as contemplated under Section 9.3 hereof, and ITI's by-laws, amended as contemplated by Section 9.4 hereof, to include the following persons: William Gorham, Alvin J. Siteman, Silas Spengler and Sheldon Weinig, for a one-year term expiring in 1996 (hereinafter referred to as "Class I Directors"); Robert W. Affholder, Paul A. Biddelman, Douglas K. Chick and Steven Roth, for a two-year term expiring in 1997 (hereinafter referred to as "Class II Directors"); and Brian Chandler, Jerome Kalishman, James D. Krugman, Jean-Paul Richard and Russell B. Wight, Jr., for a three-year term expiring in 1998 (hereinafter referred to as "Class III Directors"). Other than Mr. Richard, the directors shall be grouped as follows: (i) Messrs. Biddelman, Chandler, Chick, Krugman and Spengler shall be referred to as the "INA Group"; (ii) Messrs. Gorham, Roth, Weinig and Wight shall be referred to as the "IGL Group"; and Messrs. Affholder, Kalishman and Siteman shall be referred to as the "IMA Group" (each of the INA Group, the IGL Group and the IMA Group, hereinafter referred to as a "Group"). During the period from the Effective Time until December 9, 1998 (hereinafter referred to as the "Term"), ITI shall nominate and recommend for re-election to the ITI Board of Directors, upon expiration of their terms, the Class I Directors, the Class II Directors and the Class III Directors. If during the Term any director resigns or is unable to serve for any reason, such vacancy shall be filled with a designee chosen by the remaining members of that director's Group and thereafter ITI shall nominate and recommend such designee for election to the ITI Board of Directors as provided in the previous sentence. The provisions of this paragraph (a) shall be deemed to restate and amend, and supersede, the provisions of Section 7.3 of the Agreement dated as of July 3, 1992 among ITI, INA Acquisition Corp. and Insituform Group Limited.

     7.4  ITI Officers.

     ITI shall take such action as may be necessary so that Jerome Kalishman shall be appointed to the office of Vice Chairman of the Board of ITI at the Effective Time in accordance with and subject to the provisions of the by-laws of ITI, amended as contemplated under Section 9.4 hereof.

     7.5  Registration Statement; Proxy Statement.

        (a) ITI shall (i) prepare and file with the SEC as soon as reasonably practicable a Registration Statement on Form S-4 (or another appropriate form) under the Securities Act (herein referred to as the "Registration Statement"), and preliminary joint proxy materials which comply as to form with the requirements of the Exchange Act, with respect to the transactions contemplated by this Agreement, (ii) use its best efforts to have the Registration Statement declared effective by the SEC under the Securities Act and the preliminary joint proxy materials cleared by the SEC under the Exchange Act as promptly as practicable, and (iii) take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement. IMA will promptly furnish ITI with all information (and shall update such information) concerning IMA and its Subsidiaries, and their respective businesses and affairs and IMA's designees to the ITI Board of Directors, including, without limitation, financial statements, financial statement schedules, and pro forma financial statements and information, which, in the reasonable judgment of ITI or its counsel, may be required or appropriate for inclusion in the Registration Statement, and shall cooperate with and assist ITI in the preparation of all such materials.

        (b) Promptly after the Registration Statement (including the definitive joint proxy material contained therein (herein referred to as the "Joint Proxy Statement")) becomes effective, IMA and ITI shall cause the Joint Proxy Statement to be mailed to their respective stockholders and, if necessary, after the Joint Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. Neither IMA nor ITI shall use any proxy material in connection with the meetings of their respective stockholders hereinabove referred without the prior approval of the other parties hereto, which approval shall not be unreasonably withheld.

        (c) IMA and ITI each represents and warrants to the other that at the time the Registration Statement and any post-effective amendment thereto becomes effective, and the Joint Proxy Statement and any other related proxy soliciting material filed with the SEC is cleared, and at all times subsequent thereto up to and including the Effective Time, none of the information set forth therein with respect to (in the case of IMA), IMA, its directors, officers, stockholders or any Subsidiary or (in the case of ITI) ITI, its directors, officers, stockholders or any of its subsidiaries will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) IMA shall cause to be delivered to ITI (i) a letter of KPMG Peat Marwick LLP, IMA's independent auditors, and (ii) a letter of Deloitte & Touche, Enviroq's independent auditors, each dated within two business days before the date as of which the Registration Statement becomes effective and addressed to ITI, in form and substance reasonably satisfactory to ITI, to the effect set forth on, respectively, Exhibit C-1 and Exhibit C-2 hereto.

        (e) ITI shall cause to be delivered to IMA a letter of BDO Seidman, ITI's independent auditors, dated within two business days before the date as of which the Registration Statement becomes effective and addressed to IMA, in form and substance reasonably satisfactory to IMA, to the effect set forth on Exhibit D hereto.

     7.6  HSR Act; Other Governmental and Judicial Filings.

     As soon as practicable after the date hereof, IMA, ITI and Acquisition Sub will cooperate in the preparation and filing of all materials necessary or desirable to obtain the approval of the transactions contemplated hereby or the disclaimer of jurisdiction with respect thereto by any regulatory body or other governmental or judicial authority that has jurisdiction over the transactions contemplated hereby, including, without limitation, all filings, with the Federal Trade Commission and the U.S. Department of Justice required under the HSR Act.

     7.7  Conduct of Business of IMA.

     IMA covenants and agrees that, except as consented to in writing by ITI, from and after the date of this Agreement and until the Effective Time, IMA and each Subsidiary shall:

        (a) Make no purchase, sale, or lease in respect of, nor introduce any method of management or operation in respect of, its business or its assets and properties, except in a manner consistent with prior practice and as set forth in IMA's capital expenditure budget previously provided to ITI and except as set forth in Schedule 7.7(1).

        (b) Maintain, preserve, and in no way further encumber its assets and properties other than in the ordinary course of business consistent with past practice after the date hereof, and not enter into any agreement to effectuate the foregoing after the Effective Time.

        (c) Use its best efforts: (i) to preserve its present business organization intact, (ii) to keep available the services of the present employees assigned to it, and (iii) to preserve its present relationships with entities or persons having business dealings with IMA or any of the Subsidiaries, in each case except insofar as would not have a Material Adverse Effect.

        (d) Maintain its books and records in accordance with good business practices, on a basis consistent with prior practice.

        (e) Comply in all material respects with all laws, rules, regulations, writs, statutes, ordinance, judgments, injunctions, decrees, determinations, awards, and other orders of every court, government and governmental agency and instrumentality, domestic or foreign, applicable to it and to the conduct of its business and perform in all material respects all its obligations without default.

        (f) Not incur, or agree to incur, any indebtedness for money borrowed, except in the ordinary course of business under its line of credit dated February 14, 1995 among IMA, The Boatmen's National Bank of St. Louis and Mark Twain Bank, subtracting therefrom the amount of $8.6 million set forth on the foregoing budget and intended for use in the development referenced in Paragraph (q) of this Section 7.7, but adding thereto amounts utilized for such development to the extent permitted by said Paragraph (q); or issue any bond, debenture, note, or similar obligation, or any guarantee any obligation of any person or entity, except for guarantees of construction performance bonds in the ordinary course of business.

        (g) Not mortgage, pledge, or subject to Lien any of its assets and properties, other than encumbrances in existence on the date hereof.

        (h) Not make any loans, advances or contributions to, or investments in, or guarantees of, any other person (other than a wholly-owned subsidiary and other than short-term investments in the ordinary course of business in obligations of the United States of America for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or certificates of deposit issued by a commercial bank or banks having at least $100,000,000 in individual capital and surplus, and other than foreign currency hedging transactions in the ordinary course of business consistent with past practice); and without limiting the generality of the foregoing, not acquire any shares of ITI Common Stock.

        (i) Maintain and pay all premiums with respect to all policies of insurance relating to its business, and its assets and properties, as are presently held in its name and timely renew all such policies or substitute substantially similar coverage therefor.

        (j) Not make any change adverse to it in any material respect in the terms of any IMA Agreement (nor, without the prior review thereof and consent thereto of ITI, which consent shall not unreasonably be withheld, enter into definitive arrangements implementing the matters described under Item (5) of
Schedule 5.5), nor approve, amend or modify any IMA Agreement to which an Insider is a party.

        (k) Not make any capital expenditure (including, without limitation expenditures for property, plant and equipment) or appropriations or commitments with respect thereto, except (subject to the provisions of Paragraph (q) of this Section 7.7) to the extent of the total dollar amount and, to the extent indicated therein, at the times set forth in IMA's capital expenditure budget which has been previously furnished to ITI.

        (l) Not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets outside the ordinary course of business consistent with past practice; or consummate or implement the transactions contemplated by Items (2)(b) and (c) of Schedule 5.5, or by Items
(ix)(3) and (4) of Schedule 5.14, in each case without prior review and approval of the terms thereof by ITI, which approval shall not unreasonably be withheld.

        (m) Not take any action described in Section 5.9(d) hereof except as set forth in Schedule 7.7(2), nor amend, modify, supplement, or in any way change in any material respect any plan or arrangement established for the benefit of its employees.

        (n) Not enter into any license or sublicense agreement or other arrangement conferring any rights to utilize any Intellectual Property the rights to which are held by IMA or any Subsidiary.

        (o) Not settle or compromise any litigation involving the payment of, or an agreement to pay over time an amount in cash, notes, or other property, except that IMA may in good faith obtain the release of any and all claims and potential claims described under Item (3) of Schedule 5.21 in exchange for a settlement not in excess of $400,000 without the consent of ITI, and, if in excess of such amount, with the consent of ITI, which consent shall not unreasonably be withheld; and except that IMA may in good faith obtain the release of any and all claims and potential claims described under Item (5) of
Schedule 5.21 in exchange for a settlement not in excess of $750,000 without the consent of ITI, and, if in excess of such amount with the consent of ITI, which consent shall not unreasonably be withheld.

        (p) Not pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to become due) which involve payments or commitments to make payments exceeding $100,000 in the aggregate, other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, and (B) scheduled repayments of current portions of and interest on long term indebtedness or repayments under existing revolving credit agreements.

        (q) Notwithstanding any other provision contained in this Agreement, or the schedules hereto, to the contrary, not take any action in furtherance of the utilization for commercial purposes of the development contemplated by Item (1) of Schedule 5.8 (and Items (e)(2) of Schedule 5.9 and (i)(10) of Schedule 5.14), nor acquire nor install any equipment or machinery on any such property, nor take any action in furtherance of any loan arrangements contemplated by said schedules, without the prior consent of ITI in each case; it being understood and agreed that, without the consent of ITI: (i) IMA shall be permitted to complete construction of such facility in accordance with the plans contemplated by the capital expenditure budget referenced in Section 7.7(f) without the contemplated tower and manufacturing equipment (and subject to the provisions regarding financing hereinabove set forth); and (ii) IMA shall be permitted to acquire (but not install) manufacturing equipment which it has ordered prior to the date hereof.

        (r) Take any action or fail to take any action which would result in any breach of any of its representations, warranties or covenants contained herein.

     7.8  IMA Capitalization.

     Except as consented to in writing by ITI, from and after the date of this Agreement and until the Effective Time:

        (a) No change shall be made or proposed in the certificate of incorporation or by-laws, or (subject to Section 7.7(l)) partnership or joint venture agreement, or any other organic instrument of IMA or of any Subsidiary.

        (b) Neither IMA nor any Subsidiary shall: (i) issue, grant, sell or encumber any shares of its capital stock, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock or other equity interests of IMA or any Subsidiary (other than pursuant to the arrangements described under Item (5) of Schedule 5.5 or under item (1) of Schedule 7.8), (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (b), or (iv) make any other changes in its equity capital structure except, in all such cases under this Paragraph (b), for the issuance of shares of IMA Common Stock upon exercise of the IMA Options, and conversion of shares of IMA Class B Common Stock, which are outstanding prior to the execution and delivery of this Agreement and pursuant to the present terms thereof and except for the issuance by a Subsidiary of shares to IMA or to a wholly-owned Subsidiary.

        (c) Neither IMA nor any Subsidiary shall split, combine or reclassify any shares of its capital stock, or (other than as set forth under item (2) of Schedule 7.8) declare, set aside or pay any dividend or other distribution (whether in cash, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of the capital stock or other equity interests.

     7.9  Interim Financial Statements; Audited Enviroq Statements.

        (a) IMA shall deliver to ITI all regularly prepared audited and unaudited consolidated and consolidating financial statements of IMA and its Subsidiaries, respectively, prepared after the date of this Agreement, in the format historically published or utilized internally, as the case may be, and any financial statements prepared for filing with the SEC, as soon as each is available. Without limiting the provisions of Section 7.7(l), the financial statements delivered by IMA to ITI shall include pro forma financial statements or information prepared to illustrate any merger or acquisition occurring subsequent to the most recent financial statement delivered before the Effective Time.

        (b) To the extent not furnished pursuant to Paragraph (a) immediately preceding, within 30 days after the end of each calendar month after the date of this Agreement, IMA will deliver to ITI unaudited consolidated statements of income for such calendar month and the corresponding calendar month of the preceding fiscal year. All such financial statements shall be true and correct and prepared in accordance with generally accepted accounting principles consistently applied and shall fully and fairly present, in conformity with such principles as so utilized, the consolidated financial position, results of operations and cash flows of IMA and its consolidated subsidiaries as at the date or for the periods indicated (and shall be accompanied by a certificate of the chief financial or accounting officer of IMA to such effect), except as otherwise indicated in such statements and subject to normal and recurring year-end audit adjustments which would not, individually or in the aggregate, have a Material Adverse Effect. All unaudited financial statements delivered pursuant to this Paragraph (b) shall be prepared on a basis consistent with the IMA Interim Financial Statements.

        (c) IMA shall prepare or cause the preparation of the consolidated financial statements and financial statement schedules of Enviroq and its subsidiaries as of March 25, 1995 and March 26, 1994 and for the years ended, respectively, March 25, 1995, March 26, 1994 and March 27, 1993, as required to be filed by IMA pursuant to Form 8-K promulgated by the SEC in connection with the consummation of the transactions under the agreement dated November 2, 1994 entered into by IMA and Enviroq among other parties. Such financial statements and schedules shall be true and correct and prepared in accordance with generally accepted accounting principles consistently applied and shall fully and fairly present, in conformity with such principles as so utilized, the consolidated financial position, results of operations and cash flows of Enviroq and its consolidated subsidiaries as of the dates and for the periods indicated. As promptly as practicable after the date hereof, IMA shall deliver to ITI such financial statements and related financial statement schedules, together with the audit reports of Deloitte & Touche with respect thereto. IMA shall furnish ITI with access to all computations, calculations and determinations made in preparing such financial statements and schedules and shall consult with ITI and its auditors in the completion of such financial statements and schedules.

     7.10  Conduct of Business of ITI; ITI Capitalization.

        (a) ITI covenants and agrees that, except as set forth on Schedule 7.10 attached hereto or consented to in writing by IMA, from and after the date of this Agreement and until the Effective Time, ITI and each subsidiary shall:

               (i) Make no purchase, sale, or lease in respect of, nor introduce any method of management or operation in respect of, its business or its assets and properties, except in a manner in all material respects consistent with prior practice.

               (ii) Use its best efforts: (x) to preserve its present business organization intact, and (y) to preserve its present relationships with entities or persons having business dealings with ITI or any of its subsidiaries, in each case except insofar as would not have a Material Adverse Effect with respect to ITI.

               (iii) Maintain its books and records in accordance with good business practices, on a basis consistent with prior practice.

               (iv) Maintain in all material respects the current character of the business of ITI and its subsidiaries, taken as a whole, other than as contemplated under this Agreement and not enter into any agreement to effectuate the foregoing after the Effective Time.

        (b) ITI shall not other than as set forth on Schedule 7.10, (i) issue, grant, sell or encumber any shares of its capital stock, (ii) issue, grant, sell or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock of ITI, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause (i) or (ii) of this Paragraph (b) or (iv) make any other changes in its equity capital structure, except, in all such cases under this Paragraph (b), for (1) issuances or grants of options to purchase shares of ITI Common Stock pursuant to any option plan of ITI in effect on the date of this Agreement or pursuant to any options or warrants outstanding on the date of this Agreement or set forth on
Schedule 7.10, and (2) any transaction or transactions relating directly or indirectly (through issuance, grant or sale of rights, warrants, options or otherwise) to the issuance of up to an aggregate number of shares of ITI Common Stock which would not, without reference to any transaction or transactions, or issuance, prior to the date of this Agreement, or any transaction or transactions described under clause (1) immediately preceding, require the filing of a Report on Form 10-C under the rules of the SEC.

        (c)  Except as consented to in writing by IMA or as set forth on
Schedule 7.10, ITI shall not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in case, stock, securities, indebtedness, rights or property or any combination thereof) in respect of any shares of its capital stock or other equity interests, or redeem or otherwise acquire any shares of its capital stock or other equity interests.

        (d) ITI shall deliver prior communication to IMA of any agreement proposed to be entered into after the date hereof with any beneficial owner (as defined pursuant to Section 13(d) of the Exchange Act) of more than 5% of the outstanding shares of ITI Common Stock, in each case other than the matters set forth on Schedule 7.10.

     7.11  Due Diligence; SEC Filings.

        (a) IMA shall afford ITI and its officers, employees, accountants, counsel and other authorized representatives reasonable access, during ordinary business hours, to its plants, properties, books and records, and those of its Subsidiaries, and shall use its best efforts to cause its representatives to, furnish to ITI such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as ITI may from time to time reasonably request. IMA shall furnish ITI with copies of all filings with the SEC by it or any Subsidiary subsequent to the date hereof, which shall be prepared in all material respects in accordance with the rules and regulations promulgated by the SEC if any such filings are made prior to the Effective Time.

        (b) ITI shall provide IMA and its officers, employees, accountants, counsel and other authorized representatives such information concerning ITI and its subsidiaries as may be reasonably necessary for IMA to ascertain the accuracy and completeness of the information furnished by ITI for inclusion in the Registration Statement and to verify the warranties and covenants of ITI herein contained. ITI shall furnish IMA with copies of all filings with the SEC subsequent to the date hereof, which shall be prepared in all material respects in accordance with the rules and regulations promulgated by the SEC if any such filings are made prior to the Effective Time.

        (c) All information provided to ITI or its representatives by or on behalf of IMA or any Subsidiary, or to IMA or its representatives by or on behalf of ITI or any subsidiary of ITI, before or after the date of this Agreement in connection with the transactions contemplated by this Agreement shall, notwithstanding the absence of any other specific reference thereto, be governed by the Confidentiality Agreement dated June 30, 1994, as amended (hereinafter referred to as the "Confidentiality Agreement") executed by ITI and IMA.

     7.12  Notification of Certain Matters.

        (a) Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other parties, of: (i) the occurrence, or failure to occur, of any event, which occurrence or failure would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect from the date hereof to the Effective Time, (ii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against the notifying party or any subsidiary or relating to or involving or otherwise affecting the notifying party or which relate to the consummation of the transactions contemplated by this Agreement, and (v) any material failure of the notifying party or any officer, director, employee or agent thereof to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        (b) IMA will (i) confer on a regular and frequent basis with one or more designated representatives of ITI to report operational matters and to report the general status of ongoing operations, and (ii) notify ITI of any emergency or other change in the normal course of business or in the operation of the properties of IMA or any Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of IMA or any Subsidiary, and will keep ITI fully informed of such events and permit ITI's representatives access to all materials prepared in connection therewith. ITI will notify IMA of any emergency or other change in the normal course of business, or in the operation of the properties of ITI or any subsidiary, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of ITI or any subsidiary, in each case if such event would, individually or in the aggregate, have a Material Adverse Effect with respect to ITI, and will keep IMA fully informed of such events.

        (c) The giving of any such notice under this Section 7.12 shall in no way change or modify the representations and warranties or the conditions to any party's obligations contained herein or otherwise affect the remedies available to any party hereunder.

     7.13  Accounting and Tax Treatment.

     Each of the parties undertakes and agrees to use its best efforts to cause the transactions contemplated by this Agreement and the Merger to qualify for pooling-of-interests accounting treatment under generally accepted accounting principles. None of the parties will take a position on their respective tax returns or elsewhere, nor take any action or fail to take any action, that is or would be inconsistent with the treatment of the transactions contemplated by this Agreement and the Merger as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code unless counsel to the party taking the inconsistent position shall have advised such party that there is no basis for the party to do otherwise.

     7.14  Forbearance.

     IMA agrees that, from and after the date hereof and until the Effective Time, it shall not, and shall not permit any Subsidiary, or any officers, directors, employees, agents or representatives of IMA or of any Subsidiary to, directly or indirectly, initiate, solicit or encourage discussions, inquiries or proposals, or participate in any negotiation or discussion for the purpose or with the intention of leading to any proposal, concerning any merger, consolidation or other business combination involving IMA or any Subsidiary or any acquisition of any equity interest in IMA or any Subsidiary, or a material portion of the assets of, IMA and its Subsidiaries, taken as a whole, or any similar transaction, or effectuate any such transaction, in each case, except for the Merger. Notwithstanding the foregoing, IMA may furnish information concerning its business, properties or assets, and may engage in negotiations and discussions in connection with such a transaction, if the Board of Directors of IMA, based on the written opinion of counsel reasonably satisfactory to IMA, determines that the exercise of its fiduciary responsibilities requires that such information be furnished or such negotiations be commenced. IMA shall notify ITI immediately of any such inquiry (including the terms thereof and the person making such inquiry) which it may receive in respect of any possible such transaction.

     7.15  Restructuring Transactions.

     Following the receipt of the approvals by IMA and ITI stockholders contemplated by Sections 7.1 and 7.2, respectively, IMA shall effect restructurings of IMA's Subsidiaries and transfers of the assets and liabilities of IMA and its Subsidiaries that are requested by ITI; provided that, if so requested by IMA in connection with any particular transaction, ITI shall agree, on a basis reasonably satisfactory to IMA, to indemnify IMA and its Subsidiaries against any out-of-pocket costs and tax liabilities, arising out of such transaction if the transactions contemplated by this Agreement are not consummated. No such restructuring or other transfer of assets or liabilities shall be undertaken if such restructuring or transfer would, in the reasonable judgment of Messrs. Thompson & Mitchell (as reasonably concurred with by Messrs. Krugman, Chapnick & Grimshaw), impede in any material respect Messrs. Thompson & Mitchell's ability to render the tax opinion described in Section 9.9.

     7.16  Indemnification.

     From and after the Effective Time, ITI and the Surviving Corporation shall, to the extent permitted by the GCL and other law, honor all obligations of IMA pursuant to Section 8(b) of IMA's certificate of incorporation, Article IX of its by-laws, and those indemnification agreements with directors set forth on
Schedule 5.14, in each case in effect on the date hereof, which provide for indemnification of officers and directors of IMA with respect to events occurring prior to the Effective Time; it being acknowledged and agreed that no such provisions shall obligate ITI to procure or maintain any insurance coverage.

     7.17  Registration Rights.

        (a) Prior to the mailing of the Joint Proxy Statement, ITI will use its best efforts to enter into a registration rights agreement (hereinafter referred to as the "Registration Rights Agreement") with each person who signs an Affiliate Agreement (as hereinafter defined), other than those who, immediately following the consummation of the Merger, would own less than 1% of the outstanding shares of ITI Common Stock (hereinafter referred to, individually, as a "Stockholder" and, collectively, as the "Stockholders").

        (b) The Registration Rights Agreement will provide for the following registration rights and other provisions substantially similar to those provisions contained in the Registration Rights Agreement dated October 19, 1992 (hereinafter referred to as the "Prior Registration Rights Agreement") among ITI, Interstate Properties and the Ringwood Group named therein, and will become effective on the date of the first publication of the operating results of ITI covering at least a 30-day period after the Merger has been consummated:

               (i) Demand Registration. A Stockholder may make a written request for registration under the Securities Act (hereinafter referred to as a "Demand Registration") of all or part of the shares of ITI Common Stock that it or its Affiliates beneficially own (hereinafter referred to as the "Registrable Securities"); provided, that ITI shall not be obligated
     (i) to effect more than one Demand Registration for each Stockholder and its Affiliates unless ITI qualifies and is entitled to use a Registration Statement on Form S-3 (in which case such Stockholder shall be entitled to a total of three Demand Registrations), (ii) to effect a Demand Registration for less than 500,000 shares of ITI Common Stock, (iii) to effect a Demand Registration if such written request is given after the sixth anniversary of the consummation of the Merger, (iv) to effect a Demand Registration for any Registrable Securities if, in the written opinion of counsel to ITI, such Registrable Securities could, within three months of the date of a Stockholder's request but based on the facts and circumstances known at the date of such request, be publicly offered and sold without registration under the Securities Act (and such Stockholder shall provide such information as counsel to ITI shall reasonably request in connection with such opinion) or (v) to effect a Demand Registration in any other circumstances exempted from such requirement pursuant to the Prior Registration Rights Agreement. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration will not count as a Demand Registration until it has become effective.

               (ii) Incidental Registration. If ITI proposes to file a registration statement under the Securities Act (other than a Registration Statement on Form S-4 of Form S-8) relating to an underwritten public offering of shares of ITI Common Stock to be offered for its own account or the account of others at any time prior to the sixth anniversary of the consummation of the Merger, and if the managing underwriter for such proposed offering advises ITI that the inclusion of some or all of the Registrable Securities in such registration statement would not interfere with the successful marketing of ITI Common Stock, ITI shall (i) provide written notice of the proposed offering to the Stockholders, setting forth a description of the intended method of distribution, and (ii) use its best efforts to register pursuant to such registration statement (hereinafter referred to as an "Incidental Registration") such number of Registrable Securities as shall be specified in a written request by each Stockholder made within 20 days after such written notice from ITI, subject to such limits as may have been set by ITI's Board of Directors or the managing underwriter on the number of Registrable Securities which may be included in the proposed offering; provided, however, that, for purposes of this sentence, the use by ITI of its "best efforts" shall not require any reduction in the amount or sale price of the securities it proposes to distribute for its own account. ITI shall not be obligated to effect an Incidental Registration for any Registrable Securities (x) if in the written opinion of counsel to ITI, such Registrable Securities could, within three months of the date of a Stockholder's request but based on the facts and circumstances known at the date of such request, be publicly offered and sold without registration under the Securities Act (and the Stockholder shall provide such information as counsel to ITI shall reasonably request in connection with such opinion) or (y) in any other circumstances exempted from such requirement pursuant to the Prior Registration Rights Agreement.

     7.18  Additional Agreements.

     Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with one another and use its best efforts to complete in a timely manner the transactions contemplated by this Agreement, including (i) using its best efforts to comply with any and all applicable rules and regulations, and to send all notices to, make all declarations, filings and registrations with, and obtain all consents, authorizations, approvals and waivers from third parties and governmental and regulatory bodies required to consummate the transactions contemplated hereby or comply with any and all applicable rules and regulations governing such transactions, and (ii) furnishing the other parties with all information necessary or advisable for the matters referred to in Sections 7.5 and 7.6 hereof and any other statements or applications made by or on behalf of any party to any governmental or regulatory body in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   PUBLICITY

     8.1  Publicity.

     None of the parties hereto shall, nor shall any such party cause or allow any affiliate, directly or indirectly, to issue any press release or otherwise make any public announcement or statement with respect to the matters contemplated hereby without the prior approval of all parties (which consent shall not be unreasonably withheld); provided that nothing herein shall prohibit any party hereto or any of their affiliates from making any announcement or disclosure required to be made by it or them under applicable law if it or its affiliates determines in good faith that it is appropriate to do so and, if practicable, gives prior notice to the other parties hereto of such determination.

                                   ARTICLE IX

                           CONDITIONS TO OBLIGATIONS
                                 OF EACH PARTY

     The obligations of each of ITI, Acquisition Sub and IMA to consummate the Merger and the Closing are subject to the following conditions precedent, any or all of which may be waived by such party at its sole discretion:

     9.1  Hart-Scott-Rodino Antitrust Improvements Act.

     The waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated hereby required under the HSR Act shall have expired or been terminated.

     9.2  Merger Approval.

     This Agreement, the Merger and the transactions contemplated hereby shall have been duly approved and adopted by the requisite vote of the respective stockholders of ITI and IMA in accordance with applicable law and the rules promulgated by the National Association of Securities Dealers, Inc.

     9.3  Amendments to ITI's Certificate of Incorporation.

     The amendments to ITI's certificate of incorporation which are contemplated by Section 7.2, in the respective forms thereof attached hereto as Exhibit E-1 and Exhibit E-2 shall have been approved by the requisite vote of ITI stockholders entitled to vote thereon and duly filed in accordance with the requirements of the GCL.

     9.4  Amendments to ITI's By-Laws.

     The amendments to ITI's by-laws in the form thereof attached hereto as Exhibit F shall have been adopted by the Board of Directors of ITI.

     9.5  Effectiveness of Registration Statement.

     Prior to the first date on which the Joint Proxy Statement is mailed to stockholders, the SEC shall have declared the Registration Statement effective and, at or prior to the time required, any required approvals of state securities administrators shall have been obtained. At the Closing and the Effective Time, the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement or similar restraining order shall have been threatened or initiated by the SEC or any state or foreign securities administrator.

     9.6  Pooling-of-Interests.

     ITI shall have received an opinion from BDO Seidman, dated the Closing Date, in form and substance reasonably satisfactory to ITI and to IMA, to the effect that the transactions contemplated by this Agreement and the Merger will qualify for pooling-of-interests accounting treatment under generally accepted accounting principles.

     9.7  Conversion of IMA Class B Common Stock.

     At or prior to the Effective Time, all of the shares of IMA Class B Common Stock issued and outstanding immediately prior to the Effective Time shall have been converted into shares of IMA Class A Common Stock on a share for share basis in accordance with IMA's certificate of incorporation, as currently in effect; and, in furtherance thereof, each holder of shares of IMA Class B Common Stock shall have executed and delivered to ITI and IMA a letter in the form of Exhibit G attached hereto (together with such changes therein as may reasonably be requested by ITI).

     9.8  No Prohibition on Consummation.

     No order, stay, judgment, injunction or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby. No statute, rule or regulation shall have been promulgated or enacted by any foreign or United States federal or state government, governmental authority or governmental agency, which would prevent or make illegal the consummation of the transactions contemplated hereby, including the Merger.

     9.9  Tax Opinion.

     IMA shall have received from Messrs. Thompson & Mitchell, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to IMA and to ITI and its counsel, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and that ITI, Acquisition Sub and IMA will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     9.10  ITI Board; Officers.

     ITI's Board of Directors and its offices shall have been expanded and filled, respectively, as set forth under Sections 7.3 and 7.4 hereof.

                                   ARTICLE X

                        CONDITIONS TO OBLIGATIONS OF IMA

     The obligation of IMA to consummate the Merger and the Closing is subject to the following additional conditions precedent, any or all of which may be waived by IMA at its sole discretion:

     10.1  Opinion of Counsel for ITI and Acquisition Sub.

     IMA shall have received an opinion of Messrs. Krugman, Chapnick & Grimshaw, counsel for ITI and Acquisition Sub, dated the Closing Date, in form and substance reasonably satisfactory to IMA and its counsel, to the effect set forth in Exhibit H.

     10.2  Representations; Warranties; Covenants.

     The representations and warranties of ITI and Acquisition Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though all such representations and warranties were made at and as of the Closing Date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement and provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and correct in all respects); and ITI and Acquisition Sub shall have complied with their respective covenants contained under this Agreement in all material respects; and ITI and Acquisition Sub shall have delivered to IMA a certificate to that effect, dated the Closing Date, signed by its Chairman of the Board, its President and Chief Executive Officer or one of its Vice Presidents.

     10.3  Certified Resolutions.

     IMA shall have received a certificate of the Secretary or an Assistant Secretary of each of ITI and Acquisition Sub, in form and substance satisfactory to IMA, with respect to the authorization by their respective boards of directors and stockholders of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, the number of authorized shares of the capital stock of ITI as of the Closing Date and the number of issued and outstanding shares of the capital stock of ITI, and the number of shares subject to outstanding options and warrants, convertible securities or similar obligations to issue capital stock, as of such date.

     10.4  Kalishman and Affholder Agreements.

     ITI shall have executed and delivered to Robert W. Affholder the agreement in the form attached hereto as Exhibit K, and shall have executed and delivered to Jerome Kalishman the agreements in the respective forms attached hereto in Exhibit L, in each case dated the Closing Date.

     10.5  Fairness Opinion.

     IMA shall have received from Wertheim Schroder & Co. Incorporated on or prior to the date of mailing of the Joint Proxy Statement its opinion that the terms of the Merger are fair to the holders of IMA Common Stock from a financial point of view, and such opinion shall not have been withdrawn between the date of its delivery and the Effective Time.

     10.6  Letter of ITI's Accountants.

     IMA shall have received a letter of BDO Seidman, ITI's independent auditors, dated the Closing Date, addressed to IMA, in form and substance reasonably satisfactory to IMA and counsel for IMA, making the statements required by Paragraph (e) of Section 7.5 on the basis of procedures set forth therein carried out by them not more than three business days prior to the Closing Date.

     10.7  Director Indemnification Agreements.

     ITI shall have executed to Jerome Kalishman, Robert W. Affholder and Alvin
J. Siteman its customary form of director indemnification agreement, in each case dated the Closing Date.

     10.8  Litigation.

     No action, suit or proceeding against any current director of IMA relating to the consummation of any of the transactions contemplated in this Agreement, and seeking material damages in connection therewith, shall be pending or threatened which IMA, in good faith and with the advice of Messrs. Thompson & Mitchell, reasonably believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

     10.9  Other Certificates.

     IMA shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to IMA and counsel for IMA, as IMA shall have reasonably requested in connection with compliance with the conditions set forth in this Article X.

                                   ARTICLE XI

              CONDITIONS TO OBLIGATIONS OF ITI AND ACQUISITION SUB

     The obligations of each of ITI and Acquisition Sub to consummate the Merger and the Closing are subject to the following conditions precedent, any or all of which may be waived by such party at its sole discretion:

     11.1  Opinion of Counsel for IMA.

     ITI shall have received an opinion of Messrs. Thompson & Mitchell, counsel for IMA, dated the Closing Date, in form and substance reasonably satisfactory to ITI and its counsel to the effect set forth in Exhibit I.

     11.2  Representations; Warranties; Covenants.

     The representations and warranties of IMA contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as through all such representations and warranties were made at and as of the Closing Date (except for representations and warranties which are as of a specific date or which relate to a specific period other than or not including the Closing Date, as the case may be, and except for changes therein contemplated or permitted by this Agreement, and provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty must be true and correct in all respects); and IMA shall have complied with all of its covenants contained in this Agreement in all material respects; and IMA shall have delivered to ITI a certificate to that effect, dated the Closing Date, signed by its Chairman of the Board, its President or one of its Vice Presidents.

     11.3  Certified Resolutions; Capitalization.

        (a) ITI shall have received a certificate of the Secretary or an Assistant Secretary of IMA in form and substance satisfactory to ITI, with respect to the authorization by the board of directors and the stockholders of IMA of the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, the number of authorized shares of the capital stock of IMA as of the Closing Date and the number of issued and outstanding, fully paid and non-assessable shares of the capital stock of IMA as of such date (which shall not include any shares other than the shares of IMA Class A Common Stock outstanding on the date hereof, the shares of IMA Class A Common Stock issued upon conversion of shares of IMA Class B Common Stock outstanding on the date hereof, and any shares of IMA Class A Common Stock issued upon exercise of IMA Options outstanding on the date hereof and exercisable prior to the Effective Time).

        (b) ITI shall have received assurances, reasonably satisfactory to it, that at and after the Effective Time, there shall not exist any security, option, warrant, right, put, call, subscription, agreement, commitment, understanding or claim of any kind, fixed or contingent (including the IMA Options), that directly or indirectly calls for IMA or (except as identified under Item (5) of Schedule 5.5) any of its Subsidiaries to acquire, issue, deliver or sell, or to cause to be acquired, issued, delivered or sold, any shares of the capital stock of or equity interest in IMA or any Subsidiary or obligating IMA or any Subsidiary to grant, extend or enter into any of the foregoing.

     11.4  Affiliate Undertakings.

        (a) ITI shall have received an agreement, in form and substance reasonably satisfactory to it (herein referred to as an "Affiliate Agreement"), executed and delivered by each officer and director of IMA and each other holder of securities of IMA who, in the opinion of counsel for ITI, after review of opinions of counsel for IMA, is or may be an "affiliate" of IMA within the meaning of Rule 145 under the Securities Act, to the effect set forth in Exhibit J, stating that:

               (i) no disposition shall be made by such "affiliate" of shares of ITI Common Stock, except in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and

               (ii) the certificates evidencing such shares received pursuant to the Merger shall bear a legend setting forth such restrictions in a form satisfactory to ITI.

        (b) ITI shall also have received from IMA or from the stockholders of IMA, as the case may be, representations with respect to such other matters as ITI reasonably may require in order to be assured that the Merger will constitute a tax-free reorganization under Section 368 of the Code.

     11.5  Kalishman and Affholder Agreements.

     Robert W. Affholder shall have executed and delivered to ITI an agreement in the form thereof contained in Exhibit K attached hereto, dated the Closing Date, and Jerome Kalishman shall have executed and delivered to ITI the agreements in the respective forms thereof attached hereto as Exhibit L attached hereto, in each case dated the Closing Date.

     11.6  Dissenters' Rights.

     The holders of not more than 5% of the outstanding shares of IMA Common Stock shall, at the Closing Date, be entitled to demand payment of the fair value of their shares as dissenting shareholders.

     11.7  Third Party Consents.

     All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained, and all other notices, consents or waivers with respect to the transactions contemplated by this Agreement shall have been made or obtained.

     11.8  Resignations.

     ITI shall have received the resignations of all such officers and directors of IMA and each Subsidiary requested by it.

     11.9  Fairness Opinion.

     ITI shall have received from Merrill Lynch & Co. on or prior to the date of mailing of the Joint Proxy Statement its opinion that the terms of the Merger are fair to the holders of ITI Common Stock from a financial point of view, and such opinion shall not have been withdrawn between the date of its delivery and the Effective Time.

     11.10  Letter of Accountants for IMA and Enviroq.

     ITI shall have received a letter of KPMG Peat Marwick LLP, IMA's independent auditors, and Deloitte & Touche, L.L.P., Enviroq's independent auditors, each dated the Closing Date, addressed to ITI, in form and substance reasonably satisfactory to ITI and counsel for ITI, making the statements required by Paragraph (d) of Section 7.5, on the basis of procedures set forth therein carried out by them, respectively, not more than three business days prior to the Closing Date.

     11.11  A-Y-K-E Equipment.

     IMA or Affholder, Inc. shall have entered into arrangements, reasonably satisfactory to ITI, with respect to: (x) the purchase, at fair market value determined by an independent appraiser qualified in such matters and reasonably satisfactory to ITI, or (y) the long-term lease, at fair market rental rates determined by an appraiser as aforesaid, which at the option of ITI may be on a non-exclusive basis and from time to time, and terminable by IMA on the same or substantially similar basis as is contained in the arrangements currently in effect, or (z) the modification of the arrangements currently in effect pursuant to terms reasonably satisfactory to ITI, in each case under clauses (x), (y) and
(z) immediately preceding with respect to such equipment covered by the Equipment Lease dated October 10, 1989, as from time to time supplemented, between Affholder, Inc. and A-Y-K-E Partnership and such other equipment, tools, machinery, supplies and other properties owned or controlled by said partnership and used, useable or useful in the business of IMA or any Subsidiary thereof, as shall in each case be identified by ITI.

     11.12  Litigation.

     No action, suit or proceeding against any party hereto relating to the consummation of any of the transactions contemplated in this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened and no investigation by any governmental or regulatory body shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, including the Merger, or seeking material damages in connection therewith which ITI, in good faith and with the advice of Messrs. Krugman, Chapnick & Grimshaw, reasonably believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

     11.13  Other Certificates.

     ITI shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to ITI and counsel for ITI, as it shall have reasonably requested in connection with the transactions contemplated hereunder.

                                  ARTICLE XII

                                  TERMINATION

     12.1  Termination.

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of either IMA or ITI, by the consent of all parties hereto, or by either IMA or ITI if: (i) the other party shall have breached in any material respect any of its representations or warranties contained in this Agreement; (ii) any such representation or warranty shall not be correct or accurate in all material respects at and as of the Closing Date with the same effect as if made at such time (with such exceptions as are permitted by Sections 10.2 and 11.2, respectively); (iii) the other party shall have failed to comply in all material respects with any of its covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to the Closing; (iv) at the stockholders meeting (including any adjournment or postponement thereof) of the other party called pursuant to Section 7.1 or 7.2, as the case may be, or any successor meeting called for the same purpose, the requisite affirmative approval of the stockholders of the other party shall not have been obtained;
(v) if a permanent injunction is entered, enforced or deemed applicable to this Agreement, or the Plan of Merger, which prohibits the consummation of the transactions contemplated hereby and thereby and all appeals of such injunction shall have been taken and shall have been unsuccessful; (vi) if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeal of such determination shall have been taken and shall have been unsuccessful; or (vii) the Closing shall not have occurred on or prior to January 31, 1996.

     12.2  Effect of Termination.

     In the event of termination of this Agreement pursuant to Section 12.1 hereof, all rights of all parties hereto shall cease and terminate, except for such rights as any party may otherwise have for breach of contract (other than breaches which are not willful), including, without limitation, rights for any such breaches of any representations, warranties or covenants contained herein, and, provided that the provisions of this Section 12.2 and Sections 7.11(c), 13.3, 13.7 and 13.8 shall survive any such termination.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1  Notices.

     All notices, requests or instruction hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid or by telecopy (or like transmission), as follows:

                            (1) if to IMA:

                               17988 Edison Avenue
                               Chesterfield, Missouri 63005-3700

                               Attention: Chairman

                               Fax: (314) 537-1214

                               with a copy to:

                               Thomas A. Litz, Esq.
                               Thompson & Mitchell
                               One Mercantile Center
                               St. Louis, Missouri 63101

                               Fax: (314) 342-1717

                            (2) if to ITI or Acquisition Sub:

                               1770 Kirby Parkway
                               Suite 300
                               Memphis, Tennessee 38138

                               Attention: President and Chief Executive
                                         Officer

                               Fax: (901) 759-7513

                               with a copy to:

                               Howard Kailes, Esq.
                               Krugman, Chapnick & Grimshaw
                               Park 80 West -- Plaza Two
                               Saddle Brook, New Jersey 07663

                               Fax: (201) 845-9627

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices and other communications given to any party hereto in accordance with the provisions hereof shall be deemed to have been given on the date of receipt, provided that any notice or other communication that is received other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.

     13.2  Survival of Representations.

     The respective representations and warranties of the parties contained in this Agreement shall not be deemed waived or otherwise affected by any investigation of any party. The representations, warranties, covenants and agreements of the parties hereto herein contained in Articles I, II and III and Sections 7.3, 7.16 and 7.17 of this Agreement shall survive the Effective Time. All other representations, warranties, covenants and agreements in and pursuant to this Agreement shall not survive the Effective Time.

     13.3  Cooperation Agreement.

     The parties acknowledge and agree, on behalf of themselves and their subsidiaries, respectively, that: (x) ITI, IMA and Enviroq have entered into an Amended and Restated Cooperation Agreement dated April 28, 1995 (hereinafter referred to as the "Cooperation Agreement"); (y) the Cooperation Agreement shall extend in full force and effect through the Effective Time or such earlier date as shall occur upon the termination of this Agreement; and (z) without limiting any provision contained in the Cooperation Agreement, neither the execution and delivery of this Agreement, nor the performance hereof, shall operate as a waiver of any right, power or privilege subject to the Cooperation Agreement, and none of such execution, performance nor delivery shall prejudice the rights of any party hereto with respect to the subject matter of the Cooperation Agreement.

     13.4  Entire Agreement.

     This Agreement and the documents referred to herein (including, without limitation, the Confidentiality Agreement and the Cooperation Agreement), together with the letter dated this date with respect to the Cooperation Agreement, contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby, and supersede all prior understandings, arrangements and agreements with respect to the subject matter hereof. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     13.5  Modification.

     At any time prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors; provided however, that the per share number of shares of ITI Common Stock to be received by holders of the IMA Common Stock in the Merger, as set forth in Article II hereof, shall not be amended or modified without the approval of such holders at any time after such holders have approved this Agreement, and any and all such modifications and amendments shall conform to the requirements of the GCL.

     13.6  Further Action.

     Each of the parties hereto shall use such party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     13.7  Expenses.

     Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

     13.8  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

     13.9  Captions.

     The captions appearing herein are for the convenience of the parties only and shall not be construed to affect the meaning of the provisions of this Agreement.

     13.10  Accounting Terms.

     All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

     13.11  Specific Performance.

     ITI, Acquisition Sub and IMA recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any nonbreaching party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce the terms and provisions of this Agreement and the Plan of Merger by a decree of specific performance in any action instituted in any court of the United States or any state hereof having jurisdiction without the necessity of proving the inadequacy as a remedy of money damages.

     13.12  Assignment.

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties and any such attempted assignment without consent shall be void.

     13.13  No Third Party Beneficiary.

     This Agreement is not intended, and shall not be construed, to confer any rights or remedies hereunder upon any party other than the parties hereto and those parties designated as directors pursuant to Section 7.3 and those parties entitled to indemnification under Section 7.16, which parties shall be entitled to enforce their rights under such provisions to which they are entitled to benefits.

     13.14  Partial Invalidity.

     Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or any such terms in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     13.15  Counterparts.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has duly executed by the parties hereto as of the date first above written.

ATTEST:                                           INSITUFORM MID-AMERICA, INC.

/s/  JOSEPH A. OLSON                              By /s/  JEROME KALISHMAN
- ---------------------------------------------        ------------------------------------------
Vice President-Finance and Administration            Chairman

ATTEST:                                           INSITUFORM TECHNOLOGIES,INC.

/s/  HOWARD KAILES                                By /s/  JEAN-PAUL RICHARD
- ---------------------------------------------        ------------------------------------------
Secretary                                            President

ATTEST:                                           ITI ACQUISITION CORP.

/s/  HOWARD KAILES                                By /s/  JEAN-PAUL RICHARD
- ---------------------------------------------        ------------------------------------------
Assistant Secretary                                  President

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

     This Agreement of Merger dated as of           , 1995 (hereinafter referred
to as the "Plan of Merger"), pursuant to Section 251 of the Delaware General Corporation Law, as amended (hereinafter referred to as the "GCL"), is entered into by and among INSITUFORM MID-AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "IMA"); ITI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as "Acquisition Sub"; IMA and Acquisition Sub being hereinafter sometimes collectively referred to as the "Constituent Corporations"); and INSITUFORM TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, as a third party hereto (hereinafter referred to as "ITI").

                                  WITNESSETH:

     WHEREAS, Acquisition Sub is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on March 16, 1995, and having an authorized capital stock of 10,000 shares of common stock, $.01 par value (the "Acquisition Sub Common Stock"), of which 1,000 shares are issued and outstanding and held by ITI; and

     WHEREAS, IMA is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on December 22, 1983, and having an authorized capital stock consisting of 500,000 shares of preferred stock, $.01 par value, none of which are presently issued and outstanding; 10,000 shares of convertible preferred stock, $100 per value, none of which are presently issued and outstanding; 500 shares of class A convertible preferred stock, $1,000 per value, none of which are presently issued and outstanding; 10,000,000 shares of class A common stock, $.01 par value (hereinafter referred
to as the "IMA Class A Common Stock"), of which           shares are presently
issued and outstanding; and 6,000,000 shares of class B common stock, $.01 par value, none of which are presently issued and outstanding; and

     WHEREAS, the respective Boards of Directors of the parties deem it advisable and in the best interests of said corporations that Acquisition Sub be merged (hereinafter referred to as the "Merger") with and into IMA as authorized by the State of Delaware, under and pursuant to the terms and conditions hereinafter set forth, as a result of which IMA will become a wholly-owned subsidiary of ITI; and

     WHEREAS, the respective Boards of Directors of Acquisition Sub and IMA have, by resolutions duly adopted, approved and adopted this Plan of Merger; and

     WHEREAS, the respective Boards of Directors of Acquisition Sub and IMA have directed that this Plan of Merger be submitted to a vote of their respective stockholders, and the respective stockholders of Acquisition Sub and IMA have, by resolutions duly adopted, approved and adopted this Plan of Merger;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for the purpose of setting forth the terms and conditions of said merger, the mode of carrying the same into effect, the manner and basis of converting the shares of Acquisition Sub into shares of the Surviving Corporation (as hereinafter defined), and the shares of IMA into shares of the class A common stock, $.01 par value (hereinafter referred to as the "ITI Common Stock"), of ITI, and such other details and provisions as are deemed necessary or advisable, the parties hereto have agreed and do hereby agree, subject to the conditions hereinafter set forth, as follows:

                                   ARTICLE I

                    MERGER AND NAME OF SURVIVING CORPORATION

     At the Effective Time (as defined in Article VII hereof), in accordance with the terms and provisions of this Agreement and in accordance with the GCL, Acquisition Sub shall be merged into and with IMA. As a result of the Merger, the separate corporate existence of Acquisition Sub shall cease and IMA shall continue as the surviving corporation, governed by the laws of the State of Delaware, under the corporate name it possesses immediately prior to the Effective Time. IMA, from and after the Effective Time, is hereinafter sometimes referred to as the "Surviving Corporation".

                                   ARTICLE II

                         TERMS AND CONDITIONS OF MERGER

     The terms and conditions of the Merger are (in addition to those set forth elsewhere in this Plan of Merger) as follows:

        (a) At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, as well as of a public or of a private nature, of the Constituent Corporations. All of the rights, privileges, powers and franchises, and all property, real and personal, and all debts due on whatever account to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all of the property, rights, privileges, powers, franchises and all and every other interest of each of the Constituent Corporations thereafter shall be vested as effectively and fully in the Surviving Corporation as they were in each of the Constituent Corporations.

        (b) The Surviving Corporation shall be responsible and liable for all of the liabilities, obligations and penalties of each of the Constituent Corporations; provided, however, that the liabilities, obligations and penalties of the Constituent Corporations shall not be affected by the Merger, and that the rights of the creditors of the Constituent Corporations, or any liens upon the property of the Constituent Corporations shall not be impaired by the Merger, and any claim existing or action or proceeding, civil or criminal, pending by or against the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in the place of the Constituent Corporations.

        (c) At the Effective Time and until their successors have been duly elected and have qualified, the Board of Directors of the Surviving Corporation shall consist of James D. Krugman, Jean-Paul Richard and William A. Martin; and, at the Effective Time and until their successors have been duly elected and have qualified, the officers of the Surviving Corporation shall be as follows:

                                    NAME                                OFFICE
            ----------------------------------------------------   -----------------
            Jean-Paul Richard...................................   President
            William A. Martin...................................   Vice President
            William A. Martin...................................   Secretary

                                  ARTICLE III

                              CONVERSION OF SHARES

     The manner and basis of converting in the Merger the outstanding shares of IMA Class A Common Stock and Acquisition Sub Common Stock into shares of the capital stock of the Surviving Corporation are as follows:

        (a) Each share of the Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent and be exchanged for the right to receive one validly issued, fully-paid and non-assessable share of the class A common stock, $.01 par value (hereinafter referred to as the "Surviving Common Stock"), of the Surviving Corporation.

        (b) Each share of the IMA Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares [as defined and to the extent provided in Paragraph (a) of Article IV hereof], if any) shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent the right to receive 1.15 shares of ITI Common Stock.

        (c) Solely to avoid the expense and inconvenience to ITI and Acquisition Sub, and not as separately bargained for consideration, no fractional shares of ITI Common Stock shall be issued in the Merger and no dividend, stock split or interest shall relate to any such fractional shares, and such fractional shares shall not entitle the owner thereof to any rights of a security holder. In lieu of issuing certificates for fractional shares of ITI Common Stock, the Exchange Agent (as hereinafter defined) shall, on behalf of all holders of such fractional shares, on or before the tenth day following the Effective Time, aggregate all such fractional shares and sell the resulting shares of ITI Common Stock for the accounts of holders of such respective fractional shares, and such holders shall thereafter be entitled to receive on a pro rata basis the net proceeds of the sale thereof, without interest thereon, upon the surrender of all of such holder's certificates for exchange pursuant to the provisions hereinafter set forth.

        (d) All options (hereinafter referred to as the "IMA Options") to acquire IMA Class A Common Stock outstanding, whether or not exercisable at the Effective Time, under the Insituform Mid-America, Inc. Stock Option Plan (hereinafter referred to as the "IMA Option Plan"), shall remain outstanding following the Effective Time. At the Effective Time, the IMA Options shall, by virtue of the Merger and without any further action on the part of IMA or the holder thereof, be assumed by ITI in such manner that ITI: (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the United States Internal Revenue Code of 1986, as amended; or (ii) to the extent that Section 424 of the Code does not apply to any such IMA Options, would be such a corporation were Section 424 of the Code applicable to such IMA Options. From and after the Effective Time, all references to IMA in the IMA Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to ITI, except that each reference to the name of such plan therein shall be deemed a reference to the "Insituform Mid-America, Inc. Stock Option Plan", and provided that each reference to the "Stock Option Committee" or "Committee" therein shall be deemed a reference to ITI's Compensation Committee. Each IMA Option assumed by ITI shall be exercisable upon the same terms and conditions as under the IMA Stock Option Plan and the applicable option agreement issued thereunder, except that:

             (A) each such IMA Option shall be exercisable for that whole number of shares of ITI Common Stock (rounded to the nearest whole share) into which the number of shares of IMA Class A Common Stock subject to such IMA Option immediately prior to the Effective Time would be convertible under this Article III if such shares were outstanding at the Effective Time; and

             (B) the option price per share of ITI Common Stock shall be an amount equal to the quotient obtained by dividing (x) the product obtained by multiplying the exercise price per share of IMA Class A Common Stock subject to such IMA Option in effect immediately prior to the Effective Time by the number of shares of IMA Class A Common Stock subject to such option immediately prior to the Effective Time, by (y) the number of shares of ITI Common Stock covered by the option as so assumed (the option price as so determined being rounded upward to the nearest full cent).

No payment or adjustment shall be made for fractional shares which otherwise would be issuable upon exercise of any IMA Option assumed as aforesaid.

        (e) The Merger shall effect no change in any shares of ITI Common Stock issued by ITI prior to the Effective Time.

                                   ARTICLE IV

                               DISSENTING SHARES;
                            EXCHANGE OF CERTIFICATES

        (a) Notwithstanding anything in this Plan of Merger to the contrary, shares of IMA Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger and, if entitled to elect to demand the appraisal of such shares pursuant to Section 262 of the GCL, shall have delivered a written demand for payment of the fair value of such shares within the time and in the manner provided in Section 262 of the GCL (herein referred to as "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Article III of this Plan of Merger, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the GCL. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of IMA Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the consideration therefor specified under Article III hereof, without any interest thereon.

        (b) Prior to the Effective Time, Acquisition Sub shall designate American Stock Transfer & Trust Company, or, at its election, a bank or trust company or similar entity, reasonably satisfactory to IMA, which is authorized to exercise corporate trust or stock powers, to act as the exchange agent (hereinafter referred to as the "Exchange Agent") in the Merger. Promptly after the Effective Time, ITI shall cause the delivery to the Exchange Agent of certificates evidencing the shares of ITI Common Stock contemplated to be issued by Article III hereof.

        (c) As soon as practicable after the Effective Time, but in no event later than 15 business days after the Effective Time, the Exchange Agent shall send a notice and transmittal form to each holder of a certificate theretofore evidencing shares of IMA Class A Common Stock, advising such holders of the terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent (who may appoint forwarding agents with the approval of ITI) such record holder's certificate(s) evidencing IMA Class A Common Stock for exchange for certificates evidencing shares of ITI Common Stock. Each holder of a certificate theretofore evidencing shares of IMA Class A Common Stock, upon surrender of the same to the Exchange Agent in accordance with such transmittal form, shall be entitled to receive, in exchange for such certificate, a certificate evidencing the number of full shares of ITI Common Stock for which the shares of IMA Class A Common Stock theretofore represented by the certificate so surrendered shall have been exchanged pursuant to Article III hereof and the cash in lieu of fractional shares hereinabove contemplated, and the certificate so surrendered shall forthwith be cancelled.

        (d) If any certificate evidencing shares of ITI Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, or if any payment of cash is to be made to a person other than the person in whose name such certificate is registered, it shall be a condition of the issuance thereof or such payment, as the case may be, that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange (i) pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for shares of ITI Common Stock in any name other than that of, and payment of cash to a person other than, the registered holder of the certificate surrendered or (ii) establish to the satisfaction of the Exchange Agent that such transfer or other taxes have been paid or are not applicable. Certificates representing shares of ITI Common Stock issued to IMA "affiliates", within the meaning of Rule 145 under the Securities Act of 1933, as amended, shall bear a legend to the effect that no disposition shall be made by such "affiliate" of shares of ITI Common Stock, except in accordance with the applicable provisions of said Act and the rules and regulations thereunder.

        (e) In the event any certificate representing any shares of IMA Class A Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the consideration payable in exchange therefor pursuant to Article III. The Exchange Agent or the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give the Exchange Agent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        (f) No dividends or other distributions to holders of ITI Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of outstanding certificates formerly representing shares of IMA Class A Common Stock until such certificates are so surrendered. Subject to the effect, if any, of applicable law upon surrender of certificates evidencing shares of IMA Class A Common Stock, there shall be paid to the record holders of ITI Common Stock issued in exchange therefor (i) the amount of dividends or other distributions with a record date for payment after the Effective Time that have theretofore been paid with respect to full shares of ITI Common Stock as of any date subsequent to the Effective Time which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to the payment of such dividends or other distributions on surrender of outstanding certificates. Notwithstanding the foregoing, neither ITI, Acquisition Sub, the Exchange Agent nor any other party hereto shall be responsible or liable to any holder of shares of IMA Class A Common Stock for any ITI Common Stock, or dividends or distributions thereon or cash, including cash in lieu of fractional share interests, delivered to any public official pursuant to applicable escheat laws.

        (g) At the Effective Time, it shall be deemed that the stock transfer books of IMA are closed, and no transfer of IMA Class A Common Stock on the books of IMA shall thereafter be made or consummated. Until surrendered and exchanged in accordance with the provisions hereinabove set forth, the outstanding certificates evidencing shares of IMA Class A Common Stock immediately prior to the Effective Time shall, from and after the Effective Time, be deemed for all corporate purposes to evidence the right to receive the number of shares of ITI Common Stock, together with cash in lieu of fractional shares, into which the shares of IMA Class A Common Stock theretofore evidenced by such certificate or certificates shall have been so converted, together with any dividends or other distributions thereon pursuant to paragraph (f) immediately preceding, as though such surrender and exchange had taken place.

        (h) Any portion of the shares of ITI Common Stock or cash in lieu of fractional shares, which remains undistributed to the holders of IMA Class A Common Stock for one year after the Effective Time shall be delivered to ITI, upon demand, and any holders of IMA Class A Common Stock who have not theretofore complied with the provisions herein set forth shall thereafter look only to ITI for the shares of ITI Common Stock, any cash in lieu of fractional shares of ITI Common Stock to which they are entitled pursuant to Article III hereof and any dividends or other distributions with respect to ITI Common Stock to which they are entitled pursuant to paragraph (f) immediately preceding. Any portion of such remaining shares or cash unclaimed by holders of IMA Class A Common Stock as of a date which is immediately prior to such time as such shares or amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of ITI free and clear of any claims or interest of any person previously entitled thereto.

                                   ARTICLE V

                    CERTIFICATE OF INCORPORATION AND BYLAWS

        (a) The certificate of incorporation of IMA as in effect immediately prior to the Effective Time shall, at the Effective Time, be and constitute the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law.

        (b) The By-laws of IMA as in effect immediately prior to the Effective Time shall, at the Effective Time, be and constitute the By-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof or applicable law.

                                   ARTICLE VI

                    OTHER PROVISIONS WITH RESPECT TO MERGER

        (a) For the convenience of the parties and to facilitate the filing and recording of the Merger Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        (b) The Merger Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

        (c) From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Acquisition Sub such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acquisition Sub and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Acquisition Sub or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                                  ARTICLE VII

                                 EFFECTIVE TIME

     The Merger shall become effective at the time of filing of a Certificate of Merger with respect to the Merger, setting forth the information required, in the office of the Secretary of State of the State of Delaware, as required by the GCL. Such time is herein referred to as the "Effective Time."

     IN WITNESS WHEREOF, Acquisition Sub and IMA, ITI (as a third party), have caused this Merger Agreement to be executed and delivered as of the date first above written.

                                          INSITUFORM MID-AMERICA, INC.,
                                          a Delaware corporation

                                          By
                                          --------------------------------------
                                             Chairman

                                          --------------------------------------
                                             Secretary

                                          ITI ACQUISITION CORP.,
                                          a Delaware corporation

                                          By
                                          --------------------------------------
                                             President

                                          --------------------------------------
                                             Secretary

                                          INSITUFORM TECHNOLOGIES, INC.,
                                          a Delaware corporation

                                          By
                                          --------------------------------------
                                             President

                                          --------------------------------------
                                             Secretary

                                                                       EXHIBIT B

                                                                          , 1995

Insituform Technologies, Inc.
1770 Kirby Parkway
Suite 300
Memphis, Tennessee 38138

Insituform Mid-America, Inc.
17988 Edison Avenue
Chesterfield, Missouri 63005

Gentlemen:

     In furtherance of the Agreement and Plan of Merger dated May 23, 1995 (the "Agreement") among Insituform Technologies, Inc., a Delaware corporation (the "Company"), ITI Acquisition Corp., a Delaware corporation ("ITI Sub"), and Insituform Mid-America, Inc., a Delaware corporation ("IMA"), the undersigned hereby agrees that he or it will not sell, transfer, pledge, hypothecate or otherwise convey or dispose of or enter into any contract or arrangement for the sale, transfer, pledge, hypothecation, conveyance or other disposition of any shares of Class A Common Stock, $.01 par value ("IMA Class A Common Stock"), of IMA, any shares of Class B Common Stock $.01 par value ("IMA Class B Common Stock"), of IMA, or any shares of Class A Common Stock, $.01 par value (the "ITI Common Stock"), of the Company, owned by the undersigned from the date hereof until the earlier of (i) the termination of the Agreement or (ii) the date of the first publication of the operating results of the Company covering at least a 30-day period after the merger of IMA and ITI Sub has been consummated, without the prior written consent of the Company, except that the undersigned may convert any shares of IMA Class B Common Stock into shares of IMA Class A Common Stock prior to the consummation of the transactions contemplated by the Agreement.

     In order to enable you to enforce the aforesaid covenant, the undersigned hereby consents to placing stop-transfer orders with the transfer agents, respectively, of the IMA Class A Common Stock, with respect to any of the IMA Class A Common Stock registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agent of the IMA Class B Common Stock, with respect to any of the IMA Class B Common Stock registered in the name of the undersigned or beneficially owned by the undersigned, and with the transfer agent of the ITI Common Stock, with respect to any of the ITI Common Stock registered in the name of the undersigned or beneficially owned by the undersigned.

                                          --------------------------------------

                                                                     EXHIBIT C-1

     The letter to be delivered to ITI from IMA's independent auditors referred to in Section 7.5(d) of the Agreement shall be in form and substance reasonably satisfactory to ITI and contain statements by such auditors to the effect that:

     (1) They are independent certified public accountants with respect to IMA within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (2) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

     (3) They have read the minutes of meetings of the stockholders and the boards of directors of IMA and its subsidiaries for the period from the date of the most recent financial statements of IMA included or incorporated by reference in the Registration Statement to such date not more than five business days prior to the date when the Registration Statement becomes effective; they have carried out other procedures to a specified date not more than five business days prior to the date as of when the Registration Statement becomes effective, which do not constitute an audit in accordance with generally accepted accounting principles, as follows:

          (a) With respect to the periods covered by the unaudited financial statements of IMA and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, they have (i) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," on the most recent unaudited condensed consolidated balance sheet, the unaudited condensed consolidated statements of income and cash flows, and the most recent unaudited condensed consolidated statement of stockholders' equity included or incorporated by reference in the Registration Statement; and
     (ii) inquired of certain officials of IMA who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 3(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) With respect to the period from the date of the most recent financial statements of IMA and its consolidated subsidiaries included or incorporated by reference in the Registration Statement to the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, they have (i) read the unaudited consolidated financial statements of IMA and subsidiaries for each month of both (x) the current year for which available and (y) the corresponding month of the prior year, furnished to us by IMA, officials of IMA having advised them that no such financial statements as of any date or for any subsequent period were available; and (ii) inquired of certain officials of IMA who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 3(b)(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

     (4) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

          (a) (i) any material modifications should be made to the unaudited condensed consolidated financial statements described in 3(a)(i), included or incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (ii) the unaudited condensed consolidated financial statements described in 3(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) (i) as of the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, there was, except as set forth in such letter, any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the most recent unaudited condensed consolidated balance sheet of IMA included or incorporated by reference in the Registration Statement, or (ii) for the period from the date of the most recent balance sheet of IMA included or incorporated by reference in the Registration Statement to the end of the month immediately preceding the date when the Registration Statement becomes effective, unless the Registration Statement becomes effective within the first 15 calendar days of a month, in which case the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, there were, except as set forth in such letter, any decreases, as compared to the corresponding period in the preceding year, in consolidated net contract revenues or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

     (5) They have inquired of certain officials of IMA who have responsibility for financial and accounting matters whether (a) at a date not more than five business days prior to the date as of when the Registration Statement becomes effective, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on most recent balance sheet of IMA included or incorporated by reference in the Registration Statement, or (b) for the period from the date of the most recent consolidated balance sheet of IMA included or incorporated by reference in the Registration Statement to a date not more than five business days prior to the date as of when the Registration Statement becomes effective, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net contract revenues or in the total or per-share amounts of income before extraordinary items or of net income; and, on the basis of these inquiries and their reading of the minutes as described in (3), nothing came to their attention that caused them to believe that there was, except as set forth in such letter, any such change, increase, or decrease except in all instances for changes, increased, or decreases that the Registration Statement discloses have occurred or may occur.

     (6) They have: (a) read the unaudited pro forma condensed consolidated balance sheet, and the unaudited pro forma condensed consolidated statements of income included in the Registration Statement, and (b) inquired of certain officials of IMA and of ITI who have responsibility for financial and accounting matters about (i) the basis for their determination of the pro forma adjustments, and (ii) whether the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements; and nothing, except as set forth in such letter, came to their attention as a result of the procedures specified in this paragraph (6) that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                                                                     EXHIBIT C-2

     The letter to be delivered to ITI from Enviroq's independent auditors referred to in Section 7.5(d) of the Agreement shall be in form and substance reasonably satisfactory to ITI and contain statements by such auditors to the effect that:

     (1) They are independent certified public accountants with respect to Enviroq within the meaning of the Securities Act and the published rules and regulations thereunder.

     (2) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

     (3) They have read the minutes of meetings of the stockholders and the boards of directors of Enviroq and its subsidiaries for the period from the date of the most recent financial statements of Enviroq included or incorporated by reference in the Registration Statement to such date not more than five business days prior to the date when the Registration Statement becomes effective; they have carried out other procedures to a specified date not more than five business days prior to the date as of when the Registration Statement becomes effective, which do not constitute an audit in accordance with generally accepted accounting principles, as follows:

          (a) With respect to the periods covered by the unaudited financial statements of Enviroq and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, they have (i) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," on the most recent unaudited condensed consolidated balance sheet, the unaudited condensed consolidated statements of income and cash flows, and the most recent unaudited condensed consolidated statement of stockholders' equity included or incorporated by reference in the Registration Statement; and
     (ii) inquired of certain officials of Enviroq who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 3(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) With respect to the period from the date of the most recent financial statements of Enviroq and its consolidated subsidiaries included or incorporated by reference in the Registration Statement to the end of the period immediately preceding the date of the acquisition of Enviroq by IMA, they have (i) read the unaudited consolidated financial statements of Enviroq and subsidiaries for each month of both (x) the current year for which available and (y) the corresponding month of the prior year, furnished to us by Enviroq, officials of Enviroq having advised them that no such financial statements as of any date or for any subsequent period were available; and (ii) inquired of certain officials of Enviroq who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 3(b)(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

     (4) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

          (a) (i) any material modifications should be made to the unaudited condensed consolidated financial statements described in 3(a)(i), included or incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (ii) the unaudited condensed consolidated financial statements described in 3(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) (i) as of the end of the period immediately preceding the acquisition of Enviroq by IMA, there was, except as set forth in such letter, any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the most recent unaudited condensed consolidated balance sheet of Enviroq included or incorporated by reference in the Registration Statement, or (ii) for the period from the date of the most recent balance sheet of Enviroq included or incorporated by reference in the Registration Statement to the end of the month immediately preceding the acquisition of Enviroq by IMA, there were, except as set forth in such letter, any decreases, as compared to the corresponding period in the preceding year, in consolidated net contract revenues or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred.

     (5) They have: (a) read the unaudited pro forma condensed consolidated balance sheet, and the unaudited pro forma condensed consolidated statements of income included in the Registration Statement, and (b) inquired of certain officials of Enviroq, IMA and of ITI who have responsibility for financial and accounting matters about (i) the basis for their determination of the pro forma adjustments, and (ii) whether the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements; and nothing, except as set forth in such letter, came to their attention as a result of the procedures specified in this paragraph (5) that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                                                                       EXHIBIT D

     The letter to be delivered to IMA from ITI's independent auditors referred to in Section 7.5(e) of the Agreement shall be in form and substance reasonably satisfactory to IMA and contain statements by such auditors to the effect that:

     (1) They are independent certified public accountants with respect to ITI within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

     (2) In their opinion, the consolidated financial statements audited by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

     (3) They have read the minutes of meetings of the stockholders and the boards of directors of ITI and its subsidiaries for the period from the date of the most recent financial statements of ITI included or incorporated by reference in the Registration Statement to such date not more than five business days prior to the date when the Registration Statement becomes effective; they have carried out other procedures to a specified date not more than five business days prior to the date as of when the Registration Statement becomes effective, which do not constitute an audit in accordance with generally accepted accounting principles, as follows:

          (a) With respect to the periods covered by the unaudited financial statements of ITI and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, they have (i) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," on the most recent unaudited condensed consolidated balance sheet, the unaudited condensed consolidated statements of income and cash flows, and the most recent unaudited condensed consolidated statement of stockholders' equity included or incorporated by reference in the Registration Statement; and
     (ii) inquired of certain officials of ITI who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in 3(a)(i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) With respect to the period from the date of the most recent financial statements of ITI and its consolidated subsidiaries included or incorporated by reference in the Registration Statement to the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, they have (i) read the unaudited consolidated financial statements of ITI and subsidiaries for each month of both (x) the current year for which available and (y) the corresponding month of the prior year, furnished to them by ITI, officials of ITI having advised them that no such financial statements as of any date or for any subsequent period were available; and (ii) inquired of certain officials of ITI who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 3(b)(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

     (4) Nothing came to their attention as a result of the foregoing procedures that caused them to believe that:

          (a) (i) any material modifications should be made to the unaudited condensed consolidated financial statements described in 3(a)(i), included or incorporated by reference in the Registration Statement, for them to be in conformity with generally accepted accounting principles; or (ii) the unaudited condensed consolidated financial statements described in 3(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations.

          (b) (i) as of the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, there was, except as set forth in such letter, any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown in the most recent unaudited condensed consolidated balance sheet of ITI included or incorporated by reference in the Registration Statement, or (ii) for the period from the date of the most recent balance sheet of ITI included or incorporated by reference in the Registration Statement to the end of the next to last month prior to the calendar month in which the Registration Statement becomes effective, there were, except as set forth in such letter, any decreases, as compared to the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur.

     (5) They have inquired of certain officials of ITI who have responsibility for financial and accounting matters whether (a) at a date not more than five business days prior to the date as of when the Registration Statement becomes effective, there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the consolidated companies as compared with amounts shown on most recent balance sheet of ITI included or incorporated by reference in the Registration Statement, or (b) for the period from the date of the most recent balance sheet of ITI included or incorporated by reference in the Registration Statement to a date not more than five business days prior to the date as of when the Registration Statement becomes effective, there was any decrease, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of income before extraordinary items or of net income; and, on the basis of these inquiries and their reading of the minutes as described in (3), nothing came to their attention that caused them to believe that there was, except as set forth in such letter, any such change, increase, or decrease except in all instances for changes, increased, or decreases that the Registration Statement discloses have occurred or may occur.

     (6) They have: (a) read the unaudited pro forma condensed consolidated balance sheet, and the unaudited pro forma condensed consolidated statements of income included in the Registration Statement, and (b) inquired of certain officials of ITI and of IMA who have responsibility for financial and accounting matters about (i) the basis for their determination of the pro forma adjustments, and (ii) whether the unaudited pro forma condensed consolidated financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements; and nothing, except as set forth in such letter, came to their attention as a result of the procedures specified in this paragraph (6) that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

                                                                     EXHIBIT E-1

                          AMENDMENT TO ARTICLE FOURTH
                                    OF ITI'S
                          CERTIFICATE OF INCORPORATION

     The first paragraph of Article FOURTH of ITI's certificate of incorporation shall be amended as follows:

          FOURTH: The corporation shall be authorized to issue forty-two million (42,000,000) shares consisting of forty million (40,000,000) Class A common shares, par value one cent ($.01) per share; and two million (2,000,000) Preferred shares, par value ten cents ($.10) per share ("Preferred Stock").

                                                                     EXHIBIT E-2

                         AMENDMENT TO ARTICLE SIXTH OF
                       ITI'S CERTIFICATE OF INCORPORATION

     The sixth sentence of paragraph (2) of Article SIXTH of ITI's certificate of incorporation shall be amended as follows:

        "Vacancies, created from an increase in the size of the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office, or such greater affirmative vote of directors as may be specified from time to time in the By-laws of the corporation, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, which appointments shall be made in accordance with
        Section 7.3 of the Agreement and Plan of Merger dated as of May 23, 1995 among the corporation, ITI Acquisition Corp. and Insituform Mid-America, Inc."

                                                                       EXHIBIT F

                           AMENDMENTS TO ITI BY-LAWS

     (i) The first sentence of Section 2 of Article III shall be amended to read as follows:

     "The board of directors shall consist of thirteen directors."

     (ii) The first sentence of Section 1 of Article IV shall be deleted and the following inserted in lieu thereof:

             "The officers of the corporation shall be a chairman of the board, a vice chairman of the board, a president, one or more senior vice presidents, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the directors."

     (iii) Sections 4A and 5 of Article IV shall be deleted and the following inserted in lieu thereof:

     4A.  CHAIRMAN OF THE BOARD.

             The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and at all meetings of the stockholders and will perform such other duties as may be prescribed from time to time by the Board or these By-laws.

     4B.  VICE CHAIRMAN OF THE BOARD.

             In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions on the Chairman of the Board. The Vice Chairman of the Board shall perform such other duties as may be prescribed from time to time by the Board or these by-laws.

     5.  PRESIDENT.

             The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board and stockholders are carried into effect. He shall have the general authority to execute bonds, deeds and contracts, in the name of the corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation.

     (iv)  Each reference to "chief executive officer" contained in Section 2 of
Article 1, Section 4 of Article 1, and Section 1 of Article VI shall be deleted.

     (v) The proviso contained in Article XI shall be amended to read as follows:

        "provided, further, however, that the size of the Board of Directors, as set forth in Section 2 of Article III, may only be amended by a vote of at least 80% of the members of the Board of Directors or by a vote of the stockholders, representing a majority of the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting."

                                                                       EXHIBIT G

                                                                          , 1995

Insituform Technologies, Inc.
1770 Kirby Parkway
Suite 300
Memphis, Tennessee 38138

Insituform Mid-America, Inc.
17988 Edison Avenue
Chesterfield, Missouri 63005

Gentlemen:

     In connection with the transactions contemplated by the Agreement and Plan of Merger dated May 23, 1995 (the "Agreement") among Insituform Technologies, Inc., a Delaware corporation (the "Company"), ITI Acquisition Corp., a Delaware corporation ("ITI Sub"), and Insituform Mid-America, Inc., a Delaware corporation ("IMA"), the undersigned hereby agrees to convert or to cause the conversion of, immediately prior to the consummation of the transactions contemplated by the Agreement, each outstanding share of Class B Common Stock, $.01 par value ("Class B Common Stock"), of IMA, that may be beneficially owned by the undersigned into one share of Class A Common Stock, $.01 par value, of IMA in accordance with the terms of IMA's certificate of incorporation, as currently in effect.

     The undersigned represents and warrants to the Company that the undersigned
is the record and beneficial owner of        shares of Class B Common Stock. The
undersigned is not the record or beneficial owner of any other shares of Class B Common Stock.

     In the event that the merger of IMA and ITI Sub contemplated by the Agreement is terminated this Agreement shall be null and void.

                                          --------------------------------------

                                                                       EXHIBIT H

     The opinion to be delivered to IMA from counsel to ITI and Acquisition Sub referred to in Section 10.1 of the Agreement shall be in form and substance reasonably satisfactory to IMA and its counsel to the effect that:

     (i) Each of ITI and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to perform all its obligations under the Agreement and, in the case of Acquisition Sub, to consummate the Merger.

     (ii) The Agreement has been duly authorized, executed and delivered by ITI and Acquisition Sub, and the consummation of the Merger has been duly approved by Acquisition Sub, and the Agreement constitutes the valid and legally binding obligation of ITI and Acquisition Sub enforceable against each in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     (iii) The authorized capital stock of ITI consists of 2,000,000 shares of ITI Preferred Stock and 40,000,000 shares of ITI Common Stock. When (a) the applicable provisions of the Securities Act and such "blue sky laws" or other state or foreign jurisdiction securities laws as may be applicable shall have been complied with, (b) the ITI Common Stock shall have been issued and delivered in accordance with the Agreement, and (c) the provisions of the GCL requiring the filing of the Certificate of Merger shall have been complied with, the shares of ITI Common Stock to be issued to holders of IMA Common Stock in the Merger will, at the Effective Time, be duly authorized, validly issued and fully-paid and non-assessable, issued without violation of the preemptive rights of any person.

     (iv) Upon the filing of the Certificate of Merger in the offices of the Secretary of State of the State of Delaware, all filings required to made by ITI or Acquisition Sub with, and all consents required to be obtained by ITI or Acquisition Sub from, any governmental and regulatory authorities in order for the Merger to become effective in accordance with this Agreement and the GCL will have been made or obtained.

     (v) Except for the matters set forth in such opinion and in the documents theretofore delivered to IMA by ITI identified in such opinion, such counsel knows of no action, suit or proceeding which, individually or in the aggregate, materially would impair the ability of ITI or Acquisition Sub to fulfill its obligations under the Agreement.

     The opinion referred to in Section 10.1 may, if in the opinion of counsel for ITI and Acquisition Sub it is reasonable to rely thereon, be given in reliance upon opinions of counsel of jurisdictions other than the States of New Jersey and New York and the District of Columbia.

                                                                       EXHIBIT I

     The opinion to be delivered to ITI from counsel to IMA referred to in
Section 11.1 of the Agreement shall be in form and substance reasonably satisfactory to ITI and its counsel to the effect that:

     (i) IMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to perform all its obligations under this Agreement and to consummate the Merger.

     (ii) The Agreement has been duly authorized, executed and delivered, and the consummation of the Merger has been duly approved, by IMA, and the Agreement constitutes the valid and legally binding obligation of IMA enforceable against IMA in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     (iii) The authorized capital stock of IMA consists of 500,000 shares of IMA Preferred Stock, 10,000 shares of IMA Convertible Preferred Stock, 500 shares of IMA Class A Convertible Preferred Stock, 13,000,000 shares of IMA Class A Common Stock and 6,000,000 shares of IMA Class B Common Stock. All of the outstanding shares of IMA Class A Common Stock outstanding immediately prior to the Merger are duly authorized, validly issued and fully-paid and non-assessable, and were issued without violation of the preemptive rights of any person

     (iv) Upon the filing of the Certificate of Merger in the offices of the Secretary of State of the State of Delaware, all filings required to made by IMA with, and all consents required to be obtained by IMA from, any governmental and regulatory authorities in order for the Merger to become effective in accordance with the Agreement and the GCL will have been made or obtained.

     (v) Except for the matters set forth in such opinion and in the documents theretofore delivered to ITI by IMA identified in such opinion, such counsel knows of no action, suit or proceeding which, individually or in the aggregate, materially would impair the ability of IMA to fulfill its obligations under the Agreement.

     The opinion referred to in Section 11.1 may, if in the opinion of counsel for IMA it is reasonable to rely thereon, be given in reliance upon opinions of counsel of jurisdictions other than the States of Illinois and Missouri and the District of Columbia.

                                                                       EXHIBIT J

                                                                           ,1995

Insituform Technologies, Inc.
1770 Kirby Parkway
Suite 300
Memphis, Tennessee 38138

Gentlemen:

     In connection with the transactions contemplated by the Agreement and Plan of Merger dated as of May 23, 1995 (the "Agreement") among Insituform Technologies, Inc., a Delaware corporation (the "Company"), ITI Acquisition Corp., a Delaware corporation, and Insituform Mid-America, Inc., a Delaware corporation, the undersigned agrees that (i) the undersigned shall make no disposition of any shares of Class A Common Stock, $.01 par value ("Company Common Stock"), of the Company, that it receives pursuant to the Merger (as defined in the Agreement), except in accordance with the applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder; and (ii) the certificates evidencing such shares received pursuant to the Merger shall bear a customary legend setting forth such restrictions.

     The undersigned represents that it has no present plan, intention, or arrangement to sell, transfer or otherwise dispose of any shares of Company Common Stock received pursuant to the Merger, and shall not change such intention or enter into any such arrangement, prior to the Effective Time (as defined in the Agreement).

                                          --------------------------------------

                                                                       EXHIBIT K

                              EMPLOYMENT AGREEMENT

     AGREEMENT made this      day of           , 1995 between Robert W.
Affholder, residing at                         (hereinafter referred to as the
"Employee"), and Insituform Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger dated as of May 23, 1995 (hereinafter referred to as the "Merger Agreement") with Insituform Mid-America, Inc., a Delaware corporation (hereinafter referred to as "IMA"), and ITI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation (hereinafter referred to as "Acquisition Sub"), pursuant to the terms and subject to the conditions of which the Corporation has agreed to the merger of Acquisition Sub into IMA, as a result of which IMA will become a wholly-owned subsidiary of the Corporation; and

     WHEREAS, it is a condition to the closing under the Merger Agreement that the parties hereto execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Employee hereby agrees with the Corporation as follows:

                                   SECTION I

     A. The Corporation hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Corporation, for the Employment Term (as hereinafter defined) and upon the other terms and conditions set forth herein.

     B. The Employee hereby agrees to serve the Corporation faithfully, diligently and to the best of his ability, under the direction of the board of directors and of the President of the Corporation, initially as principal operating officer for North American contracting operations of the Corporation, and thereafter in such other executive staff position as shall be designated by the President of the Corporation. The Employee shall render such services as the Corporation may from time to time require of him, and shall devote all of his business time to the performance thereof; provided that, it shall not be a violation of this Paragraph B for the Employee to (i) serve on corporate, civic, political or charitable boards or committees, or (ii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Corporation in accordance with this Agreement or violate the Corporation's conflict of interest policy as in effect from time to time. The precise services and duties which the Employee is obligated to perform hereunder may from time to time be changed, amended, extended or curtailed by the President of the Corporation.

     C. The Employee shall render his services and perform his duties hereunder at the principal offices of the Corporation or any Affiliate (as hereinafter defined), as determined by the Corporation, in the metropolitan St. Louis area; provided, however, that the Corporation may require the Employee to travel in the regular business of the Corporation and its Affiliates for such purposes and periods as may be reasonable considering the duties and responsibilities of the Employee.

                                   SECTION II

     A. Subject to the provisions of this Agreement hereinafter contained, for purposes of this Agreement the period (herein referred to as the "Employment Term") of the Employee's obligations under Section I hereof shall commence on the date hereof and shall continue for a period of three years thereafter.

     B. If the Employee shall, during the Employment Term fail to perform his duties under this Agreement owing to illness or other incapacity which shall continue for a period of more than six months, the Corporation shall have the right to terminate the Employment Term as of a date to be specified in a notice to that effect, whereupon the Employee shall continue to receive his salary at the rate provided in Section III up to the last day of the Corporation's regular payroll accounting period in which such termination shall take effect.

     C. The Employment Term may further be terminated, at the option of the Corporation, upon ten days prior written notice, for "cause" (as hereinafter defined).

     D. In the event of the Employee's death during the Employment Term, the Employment Term shall terminate immediately and the Employee's legal representatives shall be entitled to receive his salary at the rate provided in
Section III up to the last day of the Corporation's regular payroll accounting period in which his death shall occur.

                                  SECTION III

     A. The Corporation hereby agrees to pay, and the Employee hereby agrees to accept, as full compensation for the services to be rendered by him under
Section I hereunder, an annual salary of $250,000, payable in equal installments at the end of such regular payroll accounting periods as are established by the Corporation, or in such other installments upon which the parties hereto shall mutually agree.

     B. The Corporation shall reimburse the Employee for reasonable and necessary expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder during the Employment Term, provided that such expenses are adequately documented in accordance with the Corporation's then customary policies.

     C. During the Employment Term, the Employee shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, and other fringe benefits, offered or provided by the Corporation to employees similarly situated. Such benefits shall include, but not be limited to, the use of the automobile heretofore provided to him by IMA, for his activities hereunder (and with a reasonably similar replacement vehicle at the expiration of the lease therefor). During the Employment Term, the Corporation shall furnish to the Employee office facilities appropriate to his performance hereunder and secretarial assistance in connection therewith.

                                   SECTION IV

     A. The Employee shall hold in absolute secrecy and treat confidentially all Confidential Material (as hereinafter defined), and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any Confidential Material, except as shall be authorized by the Disclosing Party (as hereinafter defined). The Employee shall not in any manner use for his benefit or for the benefit of others any Confidential Material, except as shall be authorized by the Disclosing Party.

     B. Subsequent to the date hereof and for a period (hereinafter referred to as the "Covenant Term") expiring at the later of (x) two years after the termination or expiration of all service rendered by the Employee to the Corporation or any of its Affiliates, whether as employee, consultant, director or otherwise, unless any such termination shall be effectuated by the Corporation or any Affiliate without "cause", or (y) five years after the date of this Agreement, the Employee shall not engage, directly or indirectly, whether as principal, agent, distributor, representative, stockholder or otherwise, in any activities which are in any way competitive with the business conducted by the Corporation or any Affiliate thereof, within any territory in which the Corporation or any Affiliate, directly or indirectly, conducts such business.

     C. The Employee hereby assigns to the Corporation the entire right, title and interest in and to any and all inventions, trade secrets, improvements, plans and specifications: (i) which he alone, or in conjunction with others, may make, conceive or develop; and (ii) which relate to or derive from any subject matter or problem with respect to which the Employee shall have become informed by reason of his relations with the

Corporation or any Affiliate, or to any product or process involved in the business of the Corporation or any Affiliate.

     D. The Employee further agrees that he will promptly disclose fully to the Corporation the aforesaid inventions, trade secrets, improvements, plans and specifications and will at any time render to the Corporation such reasonable cooperation and assistance (excluding financial assistance) as the Corporation may deem to be advisable in order to obtain copyrights or patents, as the case may be, on or otherwise perfect or defend the Corporation's rights in each such invention, trade secret, improvement, plan or specification, including, but not limited to, the execution of any and all applications for copyrights or patents, assignments of copyrights or patents and other instruments in writing which the Corporation, its officers or attorneys may reasonably deem necessary or desirable, and the aforesaid obligation shall be binding on the assigns, executors, administrators and other legal representatives of the Receiving Party.

     E. For purposes of this Agreement: (i) "Confidential Material" shall mean any and all information furnished to the Employee, whether before or after the date hereof, by the Corporation, any Affiliate, or any of their respective licensees, or any of their respective employees, directors, agents or representatives (each herein referred to as a "Disclosing Party"), or acquired, received, developed or learned by the Employee in the course of his relations with any Disclosing Party or relating to the business and affairs of the Corporation or any Affiliate, or any licensee thereof, or to any product or process involved in the business of the Corporation or any Affiliate, or the proprietary plans, policies, business or affairs of any Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which:

          (x) becomes or has become generally available to the public other than as a result of a disclosure by the Employee;

          (y) was available to the Employee on a non-confidential basis prior to its disclosure to the Employee by the Disclosing Party; or

          (z) becomes available to the Employee on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party;

     (ii) "Affiliate" shall mean any person or entity directly or indirectly controlled by the Corporation; and (iii) "cause" shall mean the Employee's neglect of duties, breach of his employment or other relationship with the Corporation , conflict of interest, or refusal to follow directives of the Corporation , in each case (if such matter is susceptible of correction) if not corrected within ten days after written notice thereof by the Corporation , to the Employee (or if such correction may not reasonably be completed within such period, if diligent efforts to effectuate such correction shall not have been initiated within such period and continued through and completed within 30 days of such notice); or conviction of a crime.

     F. In view of the irreparable harm and damage which would be incurred by the Corporation or any Affiliate, or any other Disclosing Party, in the event of any violation by the Employee of any of the provisions hereof, the Employee hereby consents and agrees that, if he violates any such provisions, the Corporation or any Affiliate, or (with respect to such secrecy or non-use obligations) such other Disclosing Party, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the undersigned from committing or continuing any such violation.

                                   SECTION V

     The Employee hereby represents, warrants and covenants that:

     A. He is duly authorized to execute and deliver this Agreement and to perform his covenants and agreements hereunder. When executed and delivered by him, this Agreement shall constitute his valid and legally binding agreement enforceable against him in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     B. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination or for the creation of any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which he is a party or by which he or any of his assets or properties is bound.

                                   SECTION VI

     A. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by registered or express mail, postage prepaid, as follows:

                             (i)  if to the Employee:

                                ------------------------------------------------

                                ------------------------------------------------

                                ------------------------------------------------

                                with a copy to:

                                Thomas Litz, Esq.
                                Thompson & Mitchell
                                One Mercantile Center
                                St. Louis, Missouri 63101

                            (ii)  to the Corporation:

                                1770 Kirby Parkway
                                Suite 300
                                Memphis, Tennessee 38138

                                with a copy to:

                                Howard Kailes, Esq.
                                Krugman, Chapman & Grimshaw
                                Park 80 West -- Plaza Two
                                Saddle Brook, New Jersey 07663

or to such other address as either party may designate by written notice to the other party. If delivered personally, the date on which such notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which deposited in the mail. Each notice, request, instruction or document shall bear the date on which it is delivered.

     B. This Agreement is personal as to the Employee and shall not be assignable by the Employee. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives and (with respect to any secrecy or non-use obligations) any other Disclosing Party.

     C. This Agreement constitutes the complete understanding between the parties hereto with respect to the transactions contemplated herein, no statement, representation, warranty or covenant has been made by either party hereto except as expressly set forth herein and therein, and no modification hereof shall be effective unless in writing and signed by a party against which it is sought to be enforced.

     D. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable in the case of agreements made and to be performed entirely within such State.

     E. It is the intention of the Employee and the Corporation that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, but that the unenforceability of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provision hereof is determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the remainder of this Agreement in order to render it valid and enforceable.

     F. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                          INSITUFORM TECHNOLOGIES, INC.

                                          By

                                          --------------------------------------
                                          EMPLOYEE:

                                          --------------------------------------
                                          Robert W. Affholder

                                                                     EXHIBIT L-1

                                   AGREEMENT

     AGREEMENT made this        day of             , 1995 between Jerome
Kalishman residing at                (hereinafter referred to as the "Vice
Chairman"), and Insituform Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation").

                                  WITNESSETH:

     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger dated as of May 23, 1995 (hereinafter referred to as the "Merger Agreement") with Insituform Mid-America, Inc., a Delaware corporation (hereinafter referred to as "IMA"), and ITI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation (hereinafter referred to as "Acquisition Sub"), pursuant to the terms and subject to the conditions of which the Corporation has agreed to the merger of Acquisition Sub into IMA, as a result of which IMA will become a wholly-owned subsidiary of the Corporation; and

     WHEREAS, it is a condition to the closing under the Merger Agreement that the parties hereto execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Vice Chairman hereby agrees with the Corporation as follows:

                                   SECTION I

     During the Term (as hereinafter defined), ITI shall engage and the Vice Chairman shall serve as Vice Chairman of the Board of Directors of the Corporation. The Corporation acknowledges that the duties to be performed by the Vice Chairman under this Agreement do not require him to serve on a full-time basis and that the Vice Chairman will not be available to serve on a full-time basis.

                                   SECTION II

     A. Subject to the provisions of this Agreement hereinafter contained, for purposes of this Agreement the period (herein referred to as the "Term") of the Vice Chairman's obligations under Section I hereof shall commence on the date hereof and shall continue for a period expiring on December 9, 1998, or until such other date prior thereto on which the Vice Chairman's engagement terminates pursuant hereto.

     B. If the Vice Chairman shall, during the Term fail to perform his duties under this Agreement owing to illness or other incapacity which shall continue for a period of more than six months, the Corporation shall have the right to terminate the Term as of a date to be specified in a notice to that effect, whereupon the Vice Chairman shall continue to receive his retainer at the rate provided in Section III up to the last day of the Corporation's regular payroll accounting period in which such termination shall take effect.

     C. The Term may further be terminated, at the option of the Corporation, upon ten days' prior written notice, for "cause" (as hereinafter defined).

     D. In the event of the Vice Chairman's death during the Term, the Term shall terminate immediately and the Vice Chairman's legal representatives shall be entitled to receive his retainer at the rate provided in Section III up to the last day of the Corporation's regular payroll accounting period in which his death shall occur.

     E. The Vice Chairman shall have the right, upon at least 60 days' written notice delivered to the Corporation, to terminate the Term.

                                  SECTION III

     A. The Corporation hereby agrees to pay, and the Vice Chairman hereby agrees to accept, as full compensation for the services to be rendered by him under Section I hereunder, an annual fee of $100,000, payable in equal installments at the end of such regular payroll accounting periods as are established by the Corporation, or in such other installments upon which the parties hereto shall mutually agree.

     B. The Corporation shall reimburse the Vice Chairman for reasonable and necessary expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder during the Term, provided that such expenses are adequately documented in accordance with the Corporation's then customary policies. During the Term, the Vice Chairman shall, to the extent such plans permit coverage of the Vice Chairman thereunder in accordance with the terms thereof generally applicable, be entitled to participate at the Corporation's expense in the Corporation's group medical, life and accident insurance plans or, if not so eligible, the Vice Chairman shall receive from the Corporation, at its expense, coverage substantially similar thereto. The Vice Chairman shall receive the use of the automobile heretofore provided to him by IMA, for his activities hereunder (and with a reasonably similar replacement vehicle at the expiration of the lease therefor). During the Term, the Corporation shall furnish to the Vice Chairman office facilities appropriate to his performance hereunder and secretarial assistance in connection therewith.

                                   SECTION IV

     A. The Vice Chairman shall hold in absolute secrecy and treat confidentially all Confidential Material (as hereinafter defined), and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any Confidential Material, except as shall be authorized by the Disclosing Party (as hereinafter defined). The Vice Chairman shall not in any manner use for his benefit or for the benefit of others any Confidential Material, except as shall be authorized by the Disclosing Party.

     B. Subsequent to the date hereof and for a period (hereinafter referred to as the "Covenant Term") expiring at the later of (x) two years after the termination or expiration of all service rendered by the Vice Chairman to the Corporation or any of its Affiliates (as hereinafter defined), whether as employee, consultant, director or otherwise, unless any such termination shall be effectuated by the Corporation or any Affiliate without "cause" (as hereinafter defined), or (y) five years after the date of this Agreement, the Vice Chairman shall not engage, directly or indirectly, whether as principal, agent, distributor, representative, stockholder or otherwise, in any activities which are in any way competitive with the business conducted by the Corporation or any Affiliate thereof, within any territory in which the Corporation or any Affiliate, directly or indirectly, conducts such business.

     C. The Vice Chairman hereby assigns to the Corporation the entire right, title and interest in and to any and all inventions, trade secrets, improvements, plans and specifications: (i) which he alone, or in conjunction with others, may make, conceive or develop; and (ii) which relate to or derive from any subject matter or problem with respect to which the Vice Chairman shall have become informed by reason of his relations with the Corporation or any Affiliate, or to any product or process involved in the business of the Corporation or any Affiliate.

     D. The Vice Chairman further agrees that he will promptly disclose fully to the Corporation the aforesaid inventions, trade secrets, improvements, plans and specifications and will at any time render to the Corporation such reasonable cooperation and assistance (excluding financial assistance) as the Corporation may deem to be advisable in order to obtain copyrights or patents, as the case may be, on or otherwise perfect or defend the Corporation's rights in each such invention, trade secret, improvement, plan or specification, including, but not limited to, the execution of any and all applications for copyrights or patents, assignments of copyrights or patents and other instruments in writing which the Corporation, its officers or attorneys may reasonably deem necessary or desirable, and the aforesaid obligation shall be binding on the assigns, executors, administrators and other legal representatives of the Receiving Party.

     E. For purposes of this Agreement: (i) "Confidential Material" shall mean any and all information furnished to the Vice Chairman, whether before or after the date hereof, by the Corporation, any Affiliate, or any of their respective licensees, or any of their respective employees, directors, agents or representatives (each herein referred to as a "Disclosing Party"), or acquired, received, developed or learned by the Vice Chairman in the course of his relations with any Disclosing Party or relating to the business and affairs of the Corporation or any Affiliate, or any licensee thereof, or to any product or process involved in the business of the Corporation or any Affiliate, or the proprietary plans, policies, business or affairs of any Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which:

          (x) becomes or has become generally available to the public other than as a result of a disclosure by the Vice Chairman;

          (y) was available to the Vice Chairman on a non-confidential basis prior to its disclosure to the Vice Chairman by the Disclosing Party; or

          (z) becomes available to the Vice Chairman on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party;

     (ii) "Affiliate" shall mean any person or entity directly or indirectly controlled by the Corporation; and (iii) "cause" shall mean the Vice Chairman's neglect of duties, breach of his engagement with the Corporation , conflict of interest, or refusal to follow directives of the Board of Directors of the Corporation, in each case (if such matter is susceptible of correction) if not corrected within ten days after written notice thereof by the Corporation to the Vice Chairman (or if such correction may not reasonably be completed within such period, if diligent efforts to effectuate such correction shall not have been initiated within such period and continued through and completed within 30 days of such notice); or conviction of a crime.

     F. In view of the irreparable harm and damage which would be incurred by the Corporation or any Affiliate, or any other Disclosing Party, in the event of any violation by the Vice Chairman of any of the provisions hereof, the Vice Chairman hereby consents and agrees that, if he violates any such provisions, the Corporation or any Affiliate, or (with respect to such secrecy or non-use obligations) such other Disclosing Party, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the undersigned from committing or continuing any such violation.

                                   SECTION V

     The Vice Chairman hereby represents, warrants and covenants that:

     A. He is duly authorized to execute and deliver this Agreement and to perform his covenants and agreements hereunder. When executed and delivered by him, this Agreement shall constitute his valid and legally binding agreement enforceable against him in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     B. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination or for the creation of any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which he is a party or by which he or any of his assets or properties is bound.

                                   SECTION VI

     A. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by registered or express mail, postage prepaid, as follows:

                            (i)  if to the Vice Chairman:

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               with a copy to:

                               Thomas Litz, Esq.
                               Thompson & Mitchell
                               One Mercantile Center
                               St. Louis, Missouri 63101

                            (ii)  to the Corporation:

                                1770 Kirby Parkway
                                Suite 300
                                Memphis, Tennessee 38138

                                with a copy to:

                                Howard Kailes, Esq.
                                Krugman, Chapman & Grimshaw
                                Park 80 West -- Plaza Two
                                Saddle Brook, New Jersey 07663

or to such other address as either party may designate by written notice to the other party. If delivered personally, the date on which such notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which deposited in the mail. Each notice, request, instruction or document shall bear the date on which it is delivered.

     B. This Agreement is personal as to the Vice Chairman and shall not be assignable by the Vice Chairman. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives and (with respect to any secrecy or non-use obligations) any other Disclosing Party.

     C. This Agreement constitutes the complete understanding between the parties hereto with respect to the transactions contemplated herein, no statement, representation, warranty or covenant has been made by either party hereto except as expressly set forth herein and therein, and no modification hereof shall be effective unless in writing and signed by a party against which it is sought to be enforced.

     D. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable in the case of agreements made and to be performed entirely within such State.

     E. It is the intention of the Vice Chairman and the Corporation that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, but that the unenforceability of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provision hereof is determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the remainder of this Agreement in order to render it valid and enforceable.

     F. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                          INSITUFORM TECHNOLOGIES, INC.


                                          By
                                            ------------------------------------
                                             VICE CHAIRMAN:

                                            ------------------------------------
                                             Jerome Kalishman

                                                                     EXHIBIT L-2

                              CONSULTING AGREEMENT

     AGREEMENT made this      day of           , 1995 between Jerome Kalishman
residing at             (hereinafter referred to as the "Consultant"), and
Insituform Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Corporation has entered into an Agreement and Plan of Merger dated as of May 23, 1995 (hereinafter referred to as the "Merger Agreement") with Insituform Mid-America, Inc., a Delaware corporation (hereinafter referred to as "IMA"), and ITI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Corporation (hereinafter referred to as "Acquisition Sub"), pursuant to the terms and subject to the conditions of which the Corporation has agreed to the merger of Acquisition Sub into IMA, as a result of which IMA will become a wholly-owned subsidiary of the Corporation; and

     WHEREAS, it is a condition to the closing under the Merger Agreement that the parties hereto execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the Consultant hereby agrees with the Corporation as follows:

                                   SECTION I

     A. The Corporation hereby retains the Consultant to act as a consultant and advisor to the Corporation in connection with its business, and the Consultant hereby agrees to act in such capacity, for the Consulting Term (as hereinafter defined) and upon the other terms and conditions set forth herein.

     B. The Consultant hereby agrees to serve the Corporation faithfully, diligently and to the best of his ability under the direction of the board of directors and of the President of the Corporation. In connection with his duties hereunder, the Consultant shall hold himself available, upon reasonable prior notice from the Corporation, to provide the Corporation with such services as the Corporation may from time to time reasonably require of him.

                                   SECTION II

     A. Subject to the provisions of this Agreement hereinafter contained, for purposes of this Agreement the period (herein referred to as the "Consulting Term") of the Consultant's obligations under Section I hereof shall commence on the date hereof and shall continue for a period of two years thereafter.

     B. If the Consultant shall, during the Consulting Term fail to perform his duties under this Agreement owing to illness or other incapacity which shall continue for a period of more than six months, the Corporation shall have the right to terminate the Consulting Term as of a date to be specified in a notice to that effect, whereupon the Consultant shall continue to receive his retainer at the rate provided in Section III up to the last day of the month in which such termination shall take effect.

     C. The Consulting Term may further be terminated, at the option of the Corporation, upon ten days' prior written notice, for "cause" (as hereinafter defined).

     D. In the event of the Consultant's death during the Consulting Term, the Consulting Term shall terminate immediately and the Consultant's legal representatives shall be entitled to receive his retainer at the rate provided in Section III up to the last day of the month in which his death shall occur.

     E. The Consultant shall have the right, upon at least 60 days' written notice delivered to the Corporation, to terminate the Consulting Term.

                                  SECTION III

     A. The Corporation hereby agrees to pay, and the Consultant hereby agrees to accept, as full compensation for the services to be rendered by him under
Section I hereunder, an annual fee of $150,000, payable in substantially equal monthly installments in arrears, or in such other installments upon which the parties hereto shall mutually agree.

     B. The Corporation shall reimburse the Consultant for reasonable and necessary expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder during the Consulting Term, provided that such expenses are adequately documented in accordance with the Corporation's then customary policies. The Consultant shall receive the use of the automobile heretofore provided to him by IMA, for his activities hereunder (and with a reasonably similar replacement vehicle at the expiration of the lease therefor). During the Consulting Term, the Corporation shall furnish to the Consultant office facilities appropriate to his performance hereunder and secretarial assistance in connection therewith.

                                   SECTION IV

     A. The Consultant shall hold in absolute secrecy and treat confidentially all Confidential Material (as hereinafter defined), and not disclose, reproduce, publish, distribute or by any other means disseminate, in whole or in part, any Confidential Material, except as shall be authorized by the Disclosing Party (as hereinafter defined). The Consultant shall not in any manner use for his benefit or for the benefit of others any Confidential Material, except as shall be authorized by the Disclosing Party.

     B. Subsequent to the date hereof and for a period (hereinafter referred to as the "Covenant Term") expiring at the later of (x) two years after the termination or expiration of all service rendered by the Consultant to the Corporation or any of its Affiliates (as hereinafter defined), whether as employee, consultant, director or otherwise, unless any such termination shall be effectuated by the Corporation or any Affiliate without "cause" (as hereinafter defined), or (y) five years after the date of this Agreement, the Consultant shall not engage, directly or indirectly, whether as principal, agent, distributor, representative, stockholder or otherwise, in any activities which are in any way competitive with the business conducted by the Corporation or any Affiliate thereof, within any territory in which the Corporation or any Affiliate, directly or indirectly, conducts such business.

     C. The Consultant hereby assigns to the Corporation the entire right, title and interest in and to any and all inventions, trade secrets, improvements, plans and specifications: (i) which he alone, or in conjunction with others, may make, conceive or develop; and (ii) which relate to or derive from any subject matter or problem with respect to which the Consultant shall have become informed by reason of his relations with the Corporation or any Affiliate, or to any product or process involved in the business of the Corporation or any Affiliate.

     D. The Consultant further agrees that he will promptly disclose fully to the Corporation the aforesaid inventions, trade secrets, improvements, plans and specifications and will at any time render to the Corporation such reasonable cooperation and assistance (excluding financial assistance) as the Corporation may deem to be advisable in order to obtain copyrights or patents, as the case may be, on or otherwise perfect or defend the Corporation's rights in each such invention, trade secret, improvement, plan or specification, including, but not limited to, the execution of any and all applications for copyrights or patents, assignments of copyrights or patents and other instruments in writing which the Corporation, its officers or attorneys may reasonably deem necessary or desirable, and the aforesaid obligation shall be binding on the assigns, executors, administrators and other legal representatives of the Receiving Party.

     E. For purposes of this Agreement: (i) "Confidential Material" shall mean any and all information furnished to the Consultant, whether before or after the date hereof, by the Corporation, any Affiliate, or any of their respective licensees, or any of their respective employees, directors, agents or representatives (each herein referred to as a "Disclosing Party"), or acquired, received, developed or learned by the Consultant in the course of his relations with any Disclosing Party or relating to the business and affairs of the Corporation or any Affiliate, or any licensee thereof, or to any product or process involved in the business of the

Corporation or any Affiliate, or the proprietary plans, policies, business or affairs of any Disclosing Party; provided, however, that the term "Confidential Material" shall not include information which:

          (x) becomes or has become generally available to the public other than as a result of a disclosure by the Consultant;

          (y) was available to the Consultant on a non-confidential basis prior to its disclosure to the Consultant by the Disclosing Party; or

          (z) becomes available to the Consultant on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not bound by a confidentiality agreement with the Disclosing Party;

(ii) "Affiliate" shall mean any person or entity directly or indirectly controlled by the Corporation; and (iii) "cause" shall mean the Consultant's neglect of duties, breach of his consulting or other relationship with the Corporation , conflict of interest, or refusal to follow directives of the Corporation, in each case (if such matter is susceptible of correction) if not corrected within ten days after written notice thereof by the Corporation to the Consultant (or if such correction may not reasonably be completed within such period, if diligent efforts to effectuate such correction shall not have been initiated within such period and continued through and completed within 30 days of such notice); or conviction of a crime.

     F. In view of the irreparable harm and damage which would be incurred by the Corporation or any Affiliate, or any other Disclosing Party, in the event of any violation by the Consultant of any of the provisions hereof, the Consultant hereby consents and agrees that, if he violates any such provisions, the Corporation or any Affiliate, or (with respect to such secrecy or non-use obligations) such other Disclosing Party, shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the undersigned from committing or continuing any such violation.

                                   SECTION V

     The Consultant hereby represents, warrants and covenants that:

     A. He is duly authorized to execute and deliver this Agreement and to perform his covenants and agreements hereunder. When executed and delivered by him, this Agreement shall constitute his valid and legally binding agreement enforceable against him in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

     B. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will violate any law, rule, regulation, writ, judgment, injunction, decree, determination, award, or order of any court or governmental agency or instrumentality, domestic or foreign, or conflict with or result in any breach of any of the terms of or constitute a default under or result in the termination or for the creation of any mortgage, deed of trust, pledge, lien security interest or other charge or encumbrance of any nature pursuant to the terms of any contract or agreement to which he is a party or by which he or any of his assets or properties is bound.

                                   SECTION VI

     A. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by registered or express mail, postage prepaid, as follows:

                            (i)  if to the Consultant:

                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                               with a copy to:

                               Thomas Litz, Esq.
                               Thompson & Mitchell
                               One Mercantile Center
                               St. Louis, Missouri 63101

                            (ii) to the Corporation:

                               1770 Kirby Parkway
                               Suite 300
                               Memphis, Tennessee 38138

                               with a copy to:

                               Howard Kailes, Esq.
                               Krugman, Chapman & Grimshaw
                               Park 80 West -- Plaza Two
                               Saddle Brook, New Jersey 07663

or to such other address as either party may designate by written notice to the other party. If delivered personally, the date on which such notice, request, instruction or document is delivered shall be the date on which such delivery is made, and if delivered by mail, the date on which deposited in the mail. Each notice, request, instruction or document shall bear the date on which it is delivered.

     B. This Agreement is personal as to the Consultant and shall not be assignable by the Consultant. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives and (with respect to any secrecy or non-use obligations) any other Disclosing Party.

     C. This Agreement constitutes the complete understanding between the parties hereto with respect to the transactions contemplated herein, no statement, representation, warranty or covenant has been made by either party hereto except as expressly set forth herein and therein, and no modification hereof shall be effective unless in writing and signed by a party against which it is sought to be enforced.

     D. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee applicable in the case of agreements made and to be performed entirely within such State.

     E. It is the intention of the Consultant and the Corporation that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought, but that the unenforceability of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provision hereof is determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision and to alter the remainder of this Agreement in order to render it valid and enforceable.

     F. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                            INSITUFORM TECHNOLOGIES, INC.


                            By
                               ---------------------------------------------
                               CONSULTANT:

                               ---------------------------------------------
                               Jerome Kalishman